                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12


                                 ENRON CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

--------------------------------------------------------------------------------
     (4) Date Filed:

--------------------------------------------------------------------------------

                                  [ENRON LOGO]

                                  ENRON CORP.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  May 6, 1997

TO THE STOCKHOLDERS:

     Notice is hereby given that the annual meeting of stockholders of Enron Corp. ("Enron") will be held in the LaSalle Ballroom of the Doubletree Hotel at Allen Center, 400 Dallas Street, Houston, Texas, at 10:00 a.m. Houston time on Tuesday, May 6, 1997, for the following purposes:

     1. To elect fourteen directors of Enron to hold office until the next annual meeting of stockholders and until their respective successors are duly elected and qualified;

     2. To approve the Amended and Restated Enron Corp. 1991 Stock Plan;

     3. To ratify the Board of Directors' appointment of Arthur Andersen LLP, independent public accountants, as Enron's auditors for the year ending December 31, 1997;

     4. To consider a stockholder proposal to adopt a policy of cumulative voting for all elections of directors by stockholders; and

     5. To transact such other business as may properly be brought before the meeting or any adjournment(s) thereof.

     Holders of record of Enron Common Stock and Cumulative Second Preferred Convertible Stock at the close of business on March 10, 1997, will be entitled to notice of and to vote at the meeting or any adjournment(s) thereof.

     Stockholders who do not expect to attend the meeting are requested to sign and return the enclosed proxy, for which a postage-paid, return envelope is enclosed. The proxy must be signed and returned in order to be counted.

                                          By Order of the Board of Directors,

                                          PEGGY B. MENCHACA
                                          Vice President and Secretary

Houston, Texas
March 24, 1997

                                  [ENRON LOGO]

                                  ENRON CORP.

                                PROXY STATEMENT

     The enclosed form of proxy is solicited by the Board of Directors of Enron Corp. ("Enron") to be used at the annual meeting of stockholders to be held in the LaSalle Ballroom of the Doubletree Hotel at Allen Center, 400 Dallas Street, Houston, Texas, at 10:00 a.m. Houston time on Tuesday, May 6, 1997. The mailing address of the principal executive office of Enron is 1400 Smith St., Houston, Texas 77002-7369. This proxy statement and the related proxy are to be first sent or given to the stockholders of Enron on approximately March 24, 1997. Any stockholder giving a proxy may revoke it at any time provided written notice of such revocation is received by the Vice President and Secretary of Enron before such proxy is voted; otherwise, if received in time, properly completed proxies will be voted at the meeting in accordance with the instructions specified thereon. Stockholders attending the meeting may revoke their proxies and vote in person.

     Holders of record at the close of business on March 10, 1997, of Enron's Common Stock, $.10 par value (the "Common Stock"), will be entitled to one vote per share on all matters submitted to the meeting. Holders of record at the close of business on March 10, 1997, of Enron's Cumulative Second Preferred Convertible Stock, $1 par value (the "Preferred Convertible Stock"), will be entitled to a number of votes per share equal to the conversion rate of 13.652 shares of Common Stock for each share of Preferred Convertible Stock. On March 10, 1997, the record date, there were outstanding and entitled to vote at the annual meeting of stockholders 255,946,951 shares of Common Stock and 1,370,265 shares of Preferred Convertible Stock. Included in the number of shares of outstanding Common Stock are 4,085,069 shares of Common Stock held by the Enron Corp. Flexible Equity Trust to be used for future employee benefits and compensation. Such shares are not included in the calculation of earnings per share under generally accepted accounting principles until such shares are released to fund employee benefits. There are no other voting securities outstanding. Common Stock and Preferred Convertible Stock are collectively referred to herein as "Voting Stock."

     Enron's annual report to stockholders for the year ended December 31, 1996, including financial statements, is being mailed herewith to all stockholders entitled to vote at the annual meeting. The annual report does not constitute a part of the proxy soliciting material.

                                    ITEM 1.

                             ELECTION OF DIRECTORS

     At the meeting, fourteen directors are to be elected to hold office until the next succeeding annual meeting of the stockholders and until their respective successors have been elected and qualified. All of the nominees are currently directors of Enron. Proxies cannot be voted for a greater number of persons than the number of nominees named on the enclosed form of proxy. A plurality of the votes cast in person or by proxy by the holders of Voting Stock is required to elect a director. Accordingly, under Delaware corporate law and Enron's Restated Certificate of Incorporation and bylaws, abstentions and "broker non-votes" would not have the same legal effect as a vote withheld with respect to a particular director. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item. Stockholders may not cumulate their votes in the election of directors.

     It is the intention of the persons named in the enclosed proxy to vote such proxy "FOR" the election of the nominees named herein. Should any nominee become unavailable for election, discretionary authority is conferred to vote for a substitute. The following information regarding the nominees, their principal occupations, employment history and directorships in certain companies is as reported by the respective nominees.

-------------------------------------------------------------------------------------

[PHOTO]                  ROBERT A. BELFER, 61
                         Director since 1983

                         Mr. Belfer's principal occupation is Chairman, President and
                         Chief Executive Officer of Belco Oil & Gas Corp., a company formed in 1992. Prior to that time, his principal occupation was diversified investments. Prior to his resignation in
                         April, 1986 from Belco Petroleum Corporation ("BPC"), a
                         wholly owned subsidiary of Enron, Mr. Belfer was President and then Chairman of BPC. Mr. Belfer is also a director of
                         EOTT Energy Corp. (the general partner of EOTT Energy
                         Partners, L.P.) and NAC Re Corporation.
-------------------------------------------------------------------------------------

[PHOTO]                  NORMAN P. BLAKE, JR., 55
                         Director since 1993

                         Since November, 1990, Mr. Blake has been Chairman, President and CEO of USF&G Corporation, a holding company for United
                         States Fidelity and Guaranty Company, one of the nation's
                         largest property and casualty insurers. Before joining
                         USF&G, Mr. Blake was Chairman and CEO of Heller
                         International Corporation, a wholly owned subsidiary of The
                         Fuji Bank, Ltd. of Tokyo, Japan. Mr. Blake is also a
                         director of Owens-Corning Fiberglas Corporation.
-------------------------------------------------------------------------------------

[PHOTO]                  RONNIE C. CHAN, 47
                         Director since 1996

                         For over five years, Mr. Chan has been Chairman of Hang Lung
                         Development Group, a publicly traded Hong Kong based company involved in property development and investment as well as hotel development and management. Mr. Chan also founded and manages Morningside/Springfield Group, which invests in
                         private industrial companies internationally. Mr. Chan is
                         also Chairman of Springfield Bank and Trust Limited of
                         Gibraltar. He serves on the boards of Standard Chartered
                         Bank PLC and Jusco Stores (Hong Kong) Co., Ltd.
-------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------

[PHOTO]                  JOHN H. DUNCAN, 69
                         Director since 1985

                         Mr. Duncan lives in Houston, Texas, and since 1990, his
                         principal occupation has been investments. Mr. Duncan is
                         also a director of EOTT Energy Corp. (the general partner of
                         EOTT Energy Partners, L.P.) and Texas Commerce Bank National
                         Association.
-------------------------------------------------------------------------------------

[PHOTO]                  JOE H. FOY, 70
                         Director since 1985

                         Mr. Foy is a former President of Houston Natural Gas
                         Corporation ("HNG") (a predecessor of Enron) and is a
                         retired partner of Bracewell & Patterson L.L.P., in Houston,
                         Texas. For over five years prior to his retirement in 1992,
                         Mr. Foy served as a Senior Partner at such firm. Mr. Foy is also a director of Central and South West Corporation.
-------------------------------------------------------------------------------------

[PHOTO]                  WENDY L. GRAMM, 52
                         Director since 1993

                         Dr. Gramm is an economist. From February, 1988 until
                         January, 1993, Dr. Gramm served as Chairman of the Commodity
                         Futures Trading Commission in Washington, D.C. Dr. Gramm is
                         also a director of IBP, inc., State Farm Insurance Co., the
                         Chicago Mercantile Exchange and Kinetic Concepts, Inc.
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

[PHOTO]                  ROBERT K. JAEDICKE, 68
                         Director since 1985

                         Dr. Jaedicke is Professor (Emeritus) of Accounting at the
                         Stanford University Graduate School of Business in Stanford,
                         California. He has been on the Stanford faculty since 1961 and served as Dean from 1983 until 1990. Dr. Jaedicke is
                         also a director of Homestake Mining Co., Boise Cascade
                         Corporation, Wells Fargo & Company, California Water Service
                         Company, GenCorp, Inc. and State Farm Insurance Co.
-------------------------------------------------------------------------------------

[PHOTO]                  KENNETH L. LAY, 54
                         Director since 1985

                         For over five years, Mr. Lay has been Chairman of the Board and Chief Executive Officer of Enron. Mr. Lay is also a
                         director of Eli Lilly and Company, Compaq Computer
                         Corporation, Enron Oil & Gas Company, EOTT Energy Corp. (the
                         general partner of EOTT Energy Partners, L.P.) and Trust
                         Company of the West.
-------------------------------------------------------------------------------------

[PHOTO]                  CHARLES A. LEMAISTRE, 73
                         Director since 1985

                         For eighteen years, Dr. LeMaistre served as President of The
                         University of Texas M. D. Anderson Cancer Center in Houston,
                         Texas, and now holds the position of President Emeritus.
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

[PHOTO]                  JEFFREY K. SKILLING, 43

                         Since January 1, 1997, Mr. Skilling has served as President and Chief Operating Officer of Enron Corp. From June, 1995
                         until December, 1996, he served as Chief Executive Officer and Managing Director of Enron Capital & Trade Resources
                         Corp. ("ECT"). From August, 1990 until June, 1995, Mr.
                         Skilling served ECT in a variety of managerial positions.
-------------------------------------------------------------------------------------

[PHOTO]                  JOHN A. URQUHART, 68
                         Director since 1990

                         Since August, 1991, Mr. Urquhart has been Vice Chairman of the Board of Enron. Since January, 1991, Mr. Urquhart has
                         also been President of John A. Urquhart Associates, a
                         management consulting firm in Fairfield, Connecticut. From
                         1982 through 1990, he served General Electric Company in the roles of Senior Vice President of Industrial and Power
                         Systems and as Executive Vice President of two of General
                         Electric Company's sectors -- International and Power
                         Systems. He also serves as a director of Aquarion Company,
                         TECO Energy, Inc., Hubbell, Inc. and The Weir Group, PLC.
-------------------------------------------------------------------------------------

[PHOTO]                  JOHN WAKEHAM, 65
                         Director since 1994

                         Lord Wakeham is the retired former U.K. Secretary of State for Energy and Leader of the Houses of Commons and Lords. He
                         served as a Member of Parliament from 1974 until his
                         retirement from the House of Commons in April, 1992. Prior to his government service, Lord Wakeham managed a large
                         private practice as a chartered accountant. In the U.K. he is currently Chairman of the Press Complaints Commission and chairman or director of a number of publicly traded U.K.
                         companies.
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

[PHOTO]                  CHARLS E. WALKER, 73
                         Director since 1985

                         Dr. Walker is currently Chairman of Walker & Walker, LLC, a consulting firm in Potomac, Maryland. For two decades prior to establishing Walker & Walker LLC, Dr. Walker was Chairman of Walker/Potter Associates, a governmental relations
                         consulting firm, in Washington, D.C. He is also Adjunct
                         Professor at The University of Texas at Austin and
                         Georgetown University in Washington, D.C. Dr. Walker, a
                         former Deputy Secretary of the Treasury, is chairman of the
                         American Council for Capital Formation.
-------------------------------------------------------------------------------------

[PHOTO]                  HERBERT S. WINOKUR, JR., 53
                         Director since 1985

                         Since 1987, Mr. Winokur has been President of Winokur &
                         Associates, Inc., an investment and management services
                         firm, and Managing General Partner of Capricorn Investors,
                         L.P. and Capricorn Investors II, L.P., private investment
                         partnerships concentrating on investments in restructure
                         situations. Prior to his current appointment, Mr. Winokur
                         was Senior Executive Vice President and Director of Penn
                         Central Corporation. Mr. Winokur is also a director of NAC
                         Re Corporation, NHP, Inc. and DynCorp.
-------------------------------------------------------------------------------------

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     As of February 15, 1997, Enron knows of no one who beneficially owns in excess of five percent of a class of Enron's Voting Stock except as set forth in the table below:

                                                        AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                              --------------------------------------------------------------
                                                                                SOLE VOTING
                                                                                    AND
                                              SOLE VOTING       SHARED VOTING     LIMITED
                                                  AND                AND           OR NO                         PERCENT
TITLE OF CLASS        NAME AND ADDRESS        INVESTMENT         INVESTMENT     INVESTMENT                         OF
   OF STOCK         OF BENEFICIAL OWNER          POWER              POWER          POWER            OTHER         CLASS
--------------      -------------------       -----------       -------------   -----------       ----------     -------
Common          Robert A. Belfer               5,723,172(1)(13)    464,898(2)     12,235(12)(14)                   2.36
Preferred       767 Fifth Avenue
  Convertible   New York, NY 10153               323,673(3)          6,352(4)                                     24.08
Common          Mr. and Mrs. Lawrence Ruben    4,923,813(5)        945,949(6)                                      2.27
Preferred       600 Madison Avenue
  Convertible   New York, NY 10022               289,387(7)         16,275(8)                                     22.30
Common          Jack Saltz                     1,457,074(9)        817,103(10)                                        *
Preferred       767 Fifth Avenue
  Convertible   New York, NY 10153                73,585            58,900(11)                                     9.67
Common          Enron Corp.                                                                       15,296,249(15)   5.98
Preferred       Employee Stock
  Convertible   Ownership Plan
                1400 Smith Street
                Houston, TX 77002
Common          Enron Corp.                                                                        8,474,659(16)   3.30
Preferred       Savings Plan
  Convertible                                                                                         70,000(16)   5.11

---------------

  *  Less than 1 percent.

 (1) Includes 15,726 shares held by trusts of which Mr. Belfer is trustee, in all of which shares Mr. Belfer disclaims beneficial ownership. Also includes 4,418,784 shares that would be acquired upon the conversion of the Preferred Convertible Stock shown in the table as being beneficially owned by Mr. Belfer with sole voting and investment power.

 (2) Includes 372,000 shares held by a trust of which Mr. Belfer's wife is co-trustee and 6,180 shares held by Mr. Belfer's wife. Also includes 86,718 shares that would be issued upon the conversion of the Preferred Convertible Stock shown in the table as being beneficially owned by Mr. Belfer with shared voting and investment power.

 (3) Includes 61,870 shares held by trusts of which Mr. Belfer is trustee, in all of which shares Mr. Belfer disclaims beneficial ownership.

 (4) Includes 5,300 shares held by a trust of which Mr. Belfer's wife is co-trustee, 625 shares held by Mr. Belfer's wife and 427 shares held by trusts of which Mr. Belfer is a trustee, in all of which shares Mr. Belfer disclaims beneficial ownership.

 (5) Includes 9,513 shares held as trustee or co-trustees for their children and 61,200 shares held by Mrs. Ruben as trustee for a charitable trust. Also includes 3,950,711 shares that would be acquired upon the conversion of the Preferred Convertible Stock.

 (6) Includes 120,696 shares held by Mrs. Ruben as co-trustee for her children; 226,787 shares held by Mr. Ruben as co-trustee for his children; 332,280 shares held by Mr. Ruben as co-trustee for his nieces and nephews; and 44,000 shares held by the Selma and Lawrence Ruben Foundation in which shares Mr. and Mrs. Ruben have no pecuniary interest. Also includes 222,186 shares that would be issued upon the conversion of the Preferred Convertible Stock.

 (7) Includes 960 shares held as co-trustees for their children, 53,330 shares held by Mrs. Ruben as trustee for her children and 3,600 shares held by Mrs. Ruben as trustee for a charitable trust.

 (8) Includes 5,224 shares held by Mrs. Ruben as co-trustee for her children and 11,051 shares held by Mr. Ruben as co-trustee for his nieces and nephews, in which shares Mr. Ruben has no pecuniary interest.

 (9) Includes 1,004,582 shares that would be issued upon the conversion of the Preferred Convertible Stock.

(10) Includes 804,103 shares that would be issued upon the conversion of the Preferred Convertible Stock.

(11) Held by Mr. Saltz's wife as trustee for their children.

(12) Includes restricted shares of Common Stock held under Enron's 1991 Stock Plan. Participants in that Plan have sole voting power and no investment power for restricted shares awarded under the Plan until such shares vest in accordance with Plan provisions. After vesting, the participant has sole investment and voting powers.

(13) 19,416 shares of Common Stock are subject to stock options exercisable within 60 days after February 15, 1997, which number is included in the number of shares shown as beneficially owned as of such date.

(14) Includes shares held under Enron's Savings Plan. Participants in the Savings Plan have sole voting power and limited investment power with respect to shares in the Plan.

(15) Pursuant to the terms of Enron's Employee Stock Ownership Plan ("ESOP"), shares allocated to employee accounts are voted by the respective employees. The ESOP administrative committee has the power to vote Enron's Common Stock that has not been allocated to any employee accounts. If the ESOP trustee receives no voting directions from the ESOP administrative committee as to unallocated shares or from the respective employees as to allocated shares, then all such shares are to be voted by the trustee in the same proportion as the allocated shares that are voted by employees.

(16) Pursuant to the terms of Enron's Savings Plan, shares allocated to employee accounts are voted by the respective employees. If the trustee receives no voting directions from the respective employees, then all such shares are to be voted by the trustee in the same proportion as the allocated shares that are voted by employees. Includes 955,640 shares that would be acquired upon the conversion of the Preferred Convertible Stock.

STOCK OWNERSHIP OF MANAGEMENT AND BOARD OF DIRECTORS AS OF FEBRUARY 15, 1997

                                                                      AMOUNT AND NATURE
                                                                   OF BENEFICIAL OWNERSHIP
                                                           --------------------------------------------
                                                              SOLE         SHARED           SOLE VOTING
                                                             VOTING        VOTING           AND LIMITED
                                                              AND           AND                OR NO
                                                           INVESTMENT    INVESTMENT          INVESTMENT     PERCENT
   TITLE OF CLASS                   NAME                    POWER(2)       POWER            POWER(1)(3)     OF CLASS
   --------------                   ----                   ----------    ----------         -----------     --------
Enron Corp.
Common Stock          Robert A. Belfer.................    5,723,172(4)    464,898(5)           12,235        2.36
                      Norman P. Blake, Jr..............       10,126                               654           *
                      Ronnie C. Chan...................          500                                             *
                      John H. Duncan...................      105,917                               994           *
                      Joe H. Foy.......................       25,526         2,496(12)             994           *
                      Wendy L. Gramm...................        4,390                               846           *
                      Robert K. Jaedicke...............       20,222                               994           *
                      Kenneth L. Lay...................    3,034,487       763,242(10)(13)      57,073        1.49
                      Charles A. LeMaistre.............       21,014           800                 994           *
                      Jeffrey K. Skilling..............      618,804                             2,843           *
                      John A. Urquhart.................       81,145                               994           *
                      John Wakeham.....................        1,294                               360           *
                      Charls E. Walker.................       19,166         6,088(11)             994           *
                      Herbert S. Winokur, Jr...........       54,602         3,500(14)             994           *
                      Richard D. Kinder(15)............    1,020,117                            16,520           *
                      Edmund P. Segner, III............      255,839                            15,237           *
                      Thomas E. White..................      473,639                            14,060           *
                      All directors and executive
                        officers as a group (23 in
                        number)........................   11,937,945(4)  1,241,024(5)          282,370        5.07
Enron Corp.
Preferred Con-
vertible Stock        Robert A. Belfer.................      323,673(6)      6,352(7)                         24.08
                      All directors and executive
                        officers as a  Group (23 in
                        number)........................      323,672         6,352                            24.08
Enron Global
Power & Pipelines
L.L.C. Common
Shares                Robert A. Belfer.................        3,000                                              *
                      Norman P. Blake, Jr..............        2,000                                              *
                      Kenneth L. Lay...................                      5,000                                *
                      Richard D. Kinder (15)...........       10,000                                              *
                      Edmund P. Segner, III............        2,000                                              *
                      All directors and executive
                        officers as a group (23 in
                        number)........................       13,500         5,000                                *

                                             (Table continued on following page)

                                                                                 AMOUNT AND NATURE
                                                                              OF BENEFICIAL OWNERSHIP
                                                                   ---------------------------------------------
                                                                      SOLE           SHARED          SOLE VOTING
                                                                     VOTING          VOTING          AND LIMITED
                                                                      AND             AND               OR NO
                                                                   INVESTMENT      INVESTMENT        INVESTMENT       PERCENT
   TITLE OF CLASS                        NAME                       POWER(2)         POWER              POWER         OF CLASS
   --------------                        ----                      ----------      ----------        -----------      --------
Enron Oil &
  Gas Company
  Common Stock        Robert A. Belfer...........................     8,000          25,600(8)                           *
                      Norman P. Blake, Jr........................     2,000                                              *
                      John H. Duncan.............................    35,000           5,000                              *
                      Joe H. Foy.................................     3,000                                              *
                      Kenneth L. Lay.............................    20,000(9)       30,400(10)                          *
                      Jeffrey K. Skilling........................          (9)                                           *
                      John A. Urquhart...........................          (9)                                           *
                      Charls E. Walker...........................     6,000                                              *
                      Richard D. Kinder(15)......................    13,738                                              *
                      Edmund P. Segner, III......................     2,000                                              *
                      All directors and executive officers as a
                        group (23 in number).....................    76,649(9)       61,000                              *
EOTT Energy
  Partners, L.P.
  Common Units        Robert A. Belfer...........................     5,700           1,400(16)                          *
                      Norman P. Blake, Jr........................     1,000                                              *
                      John H. Duncan.............................     8,500                                              *
                      Joe H. Foy.................................     2,000                                              *
                      Robert K. Jaedicke.........................     2,200                                              *
                      Kenneth L. Lay.............................                     5,000                              *
                      Richard D. Kinder(15)......................     4,500                                              *
                      All directors and executive officers as a
                        group (23 in number).....................    19,400           6,400                              *
Northern Border
  Partners, L.P.
  Common Units        Robert A. Belfer...........................    34,000          27,000(17)                          *
                      Norman P. Blake............................     1,500                                              *
                      Joe H. Foy.................................     5,650                                              *
                      Richard D. Kinder(15)......................     4,500                                              *
                      All directors and executive officers as a
                        group (23 in number).....................    41,150          27,000                              *

---------------

  *  Less than 1 percent.

 (1) Includes restricted shares of Common Stock held under Enron's 1991 and 1994 Stock Plans for certain individuals. Participants in those Plans have sole voting power and no investment power for restricted shares awarded under the Plan until such shares vest in accordance with Plan provisions. After vesting, the participant has sole investment and voting powers.

 (2) The number of shares of Enron Common Stock subject to stock options exercisable within 60 days after February 15, 1997, which number is included in the number of shares shown as beneficially owned as of such date, is as follows: Mr. Belfer, 19,416 shares; Mr. Blake, 7,200 shares; Mr. Duncan, 24,376 shares; Mr. Foy, 14,456 shares; Dr. Gramm, 3,816 shares; Dr. Jaedicke, 13,456 shares; Mr. Lay, 2,755,938 shares; Dr. LeMaistre, 15,448 shares; Mr. Skilling, 301,122 shares; Mr. Urquhart, 75,025 shares; Lord Wakeham, 1,104 shares; Dr. Walker, 11,048 shares; Mr. Winokur, 24,376 shares; Mr. Kinder, 1,012,917 shares; Mr. Segner, 192,844 shares; Mr. White, 340,138 shares and all directors and executive officers as a group (23 in number), 5,164,962 shares.

 (3) Includes shares held under Enron's Savings Plan and/or the ESOP. Participants in the Savings Plan have sole voting power and limited investment power with respect to shares in the Plan. Participants in the ESOP have sole voting power and no investment power prior to distribution of shares from the ESOP.
                                             (Notes continued on following page)

 (4) Includes 15,726 shares held by trusts of which Mr. Belfer is trustee, in all of which shares Mr. Belfer disclaims beneficial ownership. Also includes 4,418,784 shares that would be issued upon the conversion of the Preferred Convertible Stock shown in the table as being beneficially owned by Mr. Belfer with sole voting and investment power.

 (5) Includes 372,000 shares held by a trust of which Mr. Belfer's wife is co-trustee and 6,180 shares held by Mr. Belfer's wife. Also includes 86,718 shares that would be issued upon the conversion of the Preferred Convertible Stock shown in the table as being beneficially owned by Mr. Belfer with shared voting and investment power.

 (6) Includes 61,870 shares held by trusts of which Mr. Belfer is trustee, in all of which shares Mr. Belfer disclaims beneficial ownership.

 (7) Includes 5,300 shares held by a trust of which Mr. Belfer's wife is co-trustee, 625 shares held by Mr. Belfer's wife and 427 shares held by trusts of which Mr. Belfer is a trustee, in all of which shares Mr. Belfer disclaims beneficial ownership.

 (8) Includes 20,000 shares held by trusts of which Mr. Belfer is co-trustee or his wife is trustee for their children and 600 shares held by his daughter, in all of which shares Mr. Belfer disclaims beneficial ownership and 5,000 shares held in a charitable foundation in which Mr. Belfer has no pecuniary interest.

 (9) Does not include 84,940,000 shares owned by Enron in which each of Messrs. Lay, Urquhart and Skilling, in their capacities as Chairman of the Board, Vice Chairman of the Board and President, respectively, of Enron, has sole voting and investment power pursuant to the provisions of Enron's bylaws.

(10) Includes 1,821 shares with respect to Enron Common Stock and 400 shares with respect to Enron Oil & Gas Company Common Stock held by Mr. Lay's daughter in which Mr. Lay has shared voting and investment power.

(11) Shares owned by Dr. Walker's wife and in which Dr. Walker disclaims beneficial ownership.

(12) Shares held in a charitable foundation in which Mr. Foy has no pecuniary interest.

(13) Includes 130,000 shares held in a charitable foundation in which Mr. Lay has no pecuniary interest.

(14) Shares held in a charitable foundation in which Mr. Winokur has no pecuniary interest.

(15) Effective December 31, 1996, Mr. Kinder resigned as an officer, director and member of executive committees of Enron and its subsidiaries and affiliated companies.

(16) Shares held in trusts in which Mr. Belfer or his son is trustee, in all of which shares Mr. Belfer disclaims beneficial ownership.

(17) Includes 21,000 shares held in trusts in which Mr. Belfer's son or wife is trustee or in which Mr. Belfer is trustee or a co-trustee, 3,000 shares held by Mr. Belfer's wife and 3,000 shares held in a charitable trust in which Mr. Belfer has no pecuniary interest.

BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors held five regularly scheduled meetings and two special meetings during the year ended December 31, 1996. The Executive Committee meets on a less formal basis and may exercise all of the powers of the Board of Directors, except where restricted by Enron's bylaws or by applicable law. During the year ended December 31, 1996, the Executive Committee met nine times. The Executive Committee is currently composed of Messrs. Duncan (Chairman), Belfer, Foy, Lay, LeMaistre and Winokur.

     The Board of Directors uses working committees with functional responsibility in the more complex recurring areas where disinterested oversight is required. The Audit Committee serves as the overseer of Enron's financial reporting process and internal controls. At three meetings during the year ended December 31, 1996, the Audit Committee met with the independent auditors, as well as Enron officers and employees who are responsible for legal, financial and accounting matters. In addition to recommending the appointment of the independent auditors to the Board of Directors, the Audit Committee reviews the scope and fees related to the audit, the accounting policies and reporting practices, contract and internal auditing and internal control, compliance with Enron's policies regarding business conduct and other matters as deemed appropriate. The Audit Committee is currently composed of Messrs. Jaedicke (Chairman), Chan, Foy, Wakeham and Dr. Gramm.

     The Compensation Committee's responsibility is to establish Enron's compensation strategy and ensure that the senior executives of Enron and its wholly-owned affiliates are compensated effectively in a manner consistent with the stated compensation strategy of Enron, internal equity considerations, competitive practice and the requirements of appropriate regulatory bodies. In meeting twelve times during the year ended

December 31, 1996, the Compensation Committee also continued to monitor and approve awards earned pursuant to Enron's comprehensive executive compensation program. The Compensation Committee is currently composed of Messrs. LeMaistre (Chairman), Blake, Duncan and Jaedicke.

     The Finance Committee serves as a monitor of Enron's financial activities. In meeting three times during the year ended December 31, 1996, the Finance Committee reviewed the financial plans and proposals of management, as well as recommended action with regard thereto to the Board of Directors. The Finance Committee is currently composed of Messrs. Winokur (Chairman), Belfer, Blake, Chan, Urquhart and Walker.

     The Nominating Committee has oversight for recruiting and recommending candidates for election to the Board of Directors and evaluation of director independence and performance. In meeting one time during the year ended December 31, 1996, the Committee recommended that the mandatory retirement age for Directors be waived for one year with respect to two Directors and that the incumbent slate of Directors be approved by the Board of Directors for submission to the Enron stockholders at the 1997 Annual meeting of Stockholders. The Nominating Committee is currently composed of Messrs. Walker (Chairman), Wakeham and Dr. Gramm.

     During the year ended December 31, 1996, each Director attended at least 75% of the total number of meetings of the Board and the committees on which the Director served except Mr. Chan.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTOR COMPENSATION

     Each non-employee director of Enron receives an annual service fee of $40,000 for serving as a director. No additional fees are paid for serving on committees, except that committee chairs receive an additional $5,000 annually. Meeting fees are $1,250 for each Board meeting attended and $1,000 for each committee meeting attended. Total directors' fees paid in cash, deferred under Enron's 1994 Deferral Plan or received in a combination of phantom stock units and stock options in lieu of cash under Enron's 1991 Stock Plan in 1996 were $700,700, or an average of $58,392 per non-employee director.

     Directors can elect to receive fees in cash, defer receipt of their fees to a later specified date under Enron's 1994 Deferral Plan, or receive their fees in a combination of phantom stock units and stock options in lieu of cash under Enron's 1991 Stock Plan. Beginning January 1, 1996, participants in Enron's 1994 Deferral Plan may elect to invest their deferrals among six different investment choices. For calendar years 1994 and 1995, interest was credited at 9%. During 1996, five directors elected to defer fees under Enron's 1994 Deferral Plan. Prior to 1994, Directors were able to defer their fees under Enron's 1985 Deferral Plan, which continues to credit interest on account balances based on 150% of Moody's seasoned corporate bond yield index with a minimum rate of 12.0%, which for 1996 was the minimum rate of 12.0%. One Director elected to receive his fees in a combination of phantom stock units and stock options in lieu of cash according to the terms of Enron's 1991 Stock Plan. During 1996, each non-employee director received 480 shares of phantom stock units (valued at $40.875 per share on the date of grant) and options to purchase 1,920 shares (with an exercise price of $40.875 per share) according to the terms of Enron's 1991 Stock Plan. Beginning January 1, 1997, non-employee directors are required to defer 50% of their annual service fee into the Enron Phantom Stock account under Enron's 1994 Deferral Plan.

                REPORT FROM THE COMPENSATION COMMITTEE REGARDING
                             EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board of Directors is responsible for developing Enron's executive compensation philosophy. It is the duty of the Committee to administer the philosophy and its relationship with the compensation paid to the Chief Executive Officer (the "CEO") and each of the other executive officers.

     The basic philosophy behind executive compensation at Enron is to reward the executive's performance that creates long-term stockholder value. This pay-for-performance tenet is embedded in most aspects of an executive's total compensation package. Salary increases, annual incentive awards and long-term incentive grants are reviewed annually to ensure consistency with Enron's total compensation philosophy.

  Base Salary

     All decisions regarding base salary are made based upon individual performance as measured against pre-established individual objectives and competitive practice as measured by periodic compensation surveys. Base salaries are targeted at the median of a comparator group that includes peer group companies, similar to those reflected in the proxy performance graph, and general industry companies similar in size to Enron.

  Annual Incentive Awards

     The annual incentive plan is funded as a percentage of after-tax net income as approved by the Committee each year based upon company performance and competitive industry practice. Downward adjustment of the fund is at the sole discretion of the Committee based on performance against other goals such as earnings per share, cash flow, strengthening the balance sheet and total stockholder return. These factors are not weighted, but are applied at the sole discretion of the Committee. However, upward adjustment of the fund, over the formula-driven amount, is not allowed. Since Enron's performance goal is net income, the fund increases or decreases based on Enron's earnings performance. All decisions regarding individual incentive awards are made based upon individual performance as measured against pre-established individual objectives and competitive practice as measured by compensation surveys, but in no event will an individual incentive award exceed a specified percentage of after-tax net income as pre-established annually by the Committee. Under the annual incentive plan, awards can be made in any combination of cash, stock and stock options. Annual incentive awards are intended to result in total direct compensation (base plus annual incentive) at the top quartile of the industry comparator group, given top quartile performance. Based on the last compensation survey, this objective was met.

  Long-Term Incentive Grants

     Long-term incentive grants are made annually to each executive and are targeted at the top quartile of the industry comparator group. One-half of the grants' intended value is made in performance units under Enron's performance unit plan and one-half is made in stock options. Aggregate stock holdings of the executives have no bearing on the size of long-term incentive grants. Occasionally, restricted stock is granted for specific reasons, such as: (i) individual performance, (ii) company performance, (iii) to accommodate special situations such as promotions, (iv) in lieu of other benefits or (v) to remain market competitive.

     Enron's long-term incentive program is focused on increasing stockholder value. For example, performance units compare Enron's total stockholder return versus peer group performance over a four-year period. In order for top quartile compensation to be realized, Enron's total stockholder return must rank at least third among the peer group of 12 companies. Stock options are granted at market price. Thus, for any compensation to be realized pursuant to stock options, the market price of Common Stock must increase.

  Total Compensation

     Approximately 75% of the total compensation of Enron's most senior executives is "at risk", based strictly upon the performance of Enron and return to the stockholders. Also, three significant elements in the employee benefit package, the Employee Stock Ownership Plan and Enron Corp. Savings Plan (which together own approximately 9.2% of Common Stock as of January 31, 1997), and the All-Employee Stock Option Program are driven by increasing stockholder value.

     Inherent in this "at-risk" component is a heavy weighting toward long-term performance. At Enron, long-term incentives for the most senior executives are approximately double the size of annual incentives. We believe this feature provides Enron management with a long-term strategic incentive that will encourage the continued creation of stockholder value. In addition, the Committee has approved stock ownership guidelines which provide that each member of the Office of the Chairman is required to own Enron stock having a value at least equal to five times his or her annual base salary, each Management Committee member is required to own Enron stock having a value at least equal to two times his or her annual base salary, and other corporate and subsidiary officers named in the annual report are required to own Enron stock having a value at least equal to his or her annual base salary. For purposes of these guidelines, ownership includes grants of restricted stock but does not include grants of stock options.

     The Committee consults from time to time with Hewitt Associates and Towers Perrin, two consulting firms experienced in executive compensation, and has access to national compensation surveys and Enron's financial records. The Committee reviews each element of compensation to ensure that the total compensation delivered is reflective of company performance with input on market competitiveness. The executive compensation program is designed to provide top quartile compensation for top quartile performance. In the last review, the Committee confirmed that the executive compensation program was meeting the targeted objective.

  Chief Executive Officer Compensation

     As part of an annual review, the Committee applies the executive compensation philosophy to the total compensation package of the CEO and the other executives. Mr. Lay did not receive an increase to his base salary during 1996, as specified in his employment agreement. In recognition of Enron's performance during 1996, Mr. Lay received an annual incentive award consisting of $1,620,864 in cash and a grant of stock options, at market value on the date of grant, to acquire 56,545 shares. The Committee determined the amount of the annual incentive award taking into consideration the annual performance report presented by management, which reflected Enron's 12.4% increase in net income, an increase in earnings per share of 11.6%, a stockholder return of 15.4%, the sixth consecutive year common stock dividends were increased, and the accomplishment of objectives which was highlighted by the proposed merger between Enron and Portland General. The proposed merger received approval from each company's stockholders, as well as approval by the Federal Energy Regulatory Commission, and is currently awaiting approval by the Oregon Public Utility Commission.

     In addition to the annual incentive award, during 1996 Mr. Lay received long-term incentive grants consisting of a grant of stock options, at market value on the date of grant, to acquire 209,310 shares, and a grant of 812,500 performance units, consistent with the design of the long-term incentive program. Also during

1996, the accelerated vesting provisions contained in Mr. Lay's May 2, 1994 stock option award were amended to be consistent with Enron's Plan 2000 goals, including at least double digit earnings per share growth annually.

     Mr. Lay did not receive a cash payment under the Performance Unit Plan for the 1993-1996 performance period. Payments are made under the Performance Unit Plan only if Enron's total stockholder return ranks at least 6th out of 12 industry peers for the 4-year performance period. During the measurement period from 1993-1996 Enron's return to its stockholders was 80.59% compared with 81.21% for industry peers, 65.62% for the S&P 500, and 17.29% for 90-day U.S. Treasury Bills. This performance earned Enron a ranking of Number 7, and the units therefore had no value.

  Renewed Employment Contract

     Mr. Lay's existing employment contract was scheduled to expire on February 8, 1999. However, Mr. Lay had the right to terminate his agreement as of February 8, 1997. The Committee and the Board of Directors believe that Mr. Lay is the top CEO in the industry, as evidenced by the fact that stockholder value increased by 371% from 1989 to 1996. In order to retain him, the Committee entered into contract renewal discussions with Mr. Lay during 1996. The Committee is pleased to announce that effective December 9, 1996, Mr. Lay entered into a new five-year employment contract that will expire on December 31, 2001. The Committee and Board of Directors agree that retaining and motivating Mr. Lay is critical if Enron is to achieve or exceed its stated goals of at least double digit earnings per share growth annually and long-term average growth in earnings per share of 15% per year. On January 1, 1997, Mr. Lay received a $210,000 increase in his base salary to $1,200,000 to reflect the accomplishment of objectives, top quartile performance relative to general industry companies similar in size to Enron, and the fact that his last base salary increase was almost four years ago. Also, to ensure that Mr. Lay's interests remain properly aligned with stockholder interests, the Committee granted a total of 1,275,000 stock options, 50% granted in December, 1996 and 50% granted in January, 1997, at market value on each date of grant. The stock options will be fully vested on November 1, 2003. However, the vesting schedule may be accelerated if Enron's total stockholder return equals or exceeds 120% of the S&P 500 in calendar years 1997, 1998 and 1999. The Committee believes these stock options and vesting provisions provide the necessary linkage between stockholder returns and management rewards. The Committee also agreed to pay five annual premiums of $250,000 each on a life insurance policy already owned by Mr. Lay. Under the terms of this split-dollar arrangement, Enron will recover the cost of all premiums paid by it upon Mr. Lay's death. Further details of the stock option grants and contract provisions are explained in the "Employment Contracts" section of this Proxy Statement.

  Compliance with Internal Revenue Code Section 162(m)

     Section 162(m), enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to a company's CEO and four other most highly compensated executive officers, as reported in its Proxy Statement. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. Enron has structured the performance-based portion of the compensation of its executive officers (which currently consists of stock options grants, performance unit grants and annual incentive awards) in a manner that complies with the statute. The Amended and Restated 1991 Stock Plan and the Annual Incentive Plan were presented to and approved by stockholders at the 1994 annual meeting and the Performance Unit Plan was presented to and approved by stockholders at the 1995 annual meeting. Occasionally, Enron may grant restricted stock for specific reasons which would not qualify as performance-based compensation. Also, during 1996, Enron changed the composition of the Compensation

Committee in compliance with Section 162(m). As stated above, Mr. Lay's new base salary exceeds $1,000,000. To preserve tax deductibility, any base salary in excess of $1,000,000 is deferred into Enron's 1994 Deferral Plan.

  Summary

     Executive compensation at Enron is taken seriously by the Committee, the Board of Directors and senior management. The Committee believes that there has been a strong link between the success of the stockholder and the rewards of the executives. This success is evidenced by the increase in stockholder value from 1989 to 1996, during which time a stockholder who invested $100 in Enron Common Stock would have received $471, or a 371% increase in value, compared to 167% for the S&P 500 and 82% for industry peers. The Committee believes that with the present plan designs, management will continue to strive to increase stockholder value.

Compensation Committee

Charles A. LeMaistre (Chairman)
Norman P. Blake
John H. Duncan
Robert K. Jaedicke

COMPARATIVE STOCK PERFORMANCE

     The performance graph shown below was prepared by Value Line, Inc., for use in this proxy statement. As required by applicable rules of the Securities and Exchange Commission (the "SEC"), the graph was prepared based upon the following assumptions:

        1. $100 was invested in Enron Common Stock, the S&P 500, and the Peer Group (as defined below) on December 31, 1991.

        2. The Peer Group investments are weighted based on the market capitalization of each individual company within the Peer Group at the beginning of each year.

        3. Dividends are reinvested on the ex-dividend dates.

     The companies that comprise Enron's Peer Group are as follows: British Gas PLC; Burlington Resources Inc.; The Coastal Corporation; Columbia Gas Systems, Inc.; Consolidated Natural Gas Company; NorAm Energy Corp.; Occidental Petroleum Corporation; PanEnergy Corp; Sonat Inc.; Tenneco Inc. and The Williams Companies, Inc.

     Although this method of calculating stockholder return differs from the method that Enron uses for purposes of its Performance Unit Plan, it does display a similar trend.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                       Enron Corp, S&P 500 and Peer Group
                (Performance Results Through December 31, 1996)

Measurement Period
(Fiscal Year Covered)                          Enron Corp.        S&P 500         Peer Group
1991                                                100               100               100
1992                                             136.69            107.79            107.30
1993                                             174.93            118.66            128.39
1994                                             188.78            120.56            122.03
1995                                             241.49            165.78            139.38
1996                                             279.03            204.32            168.91

EXECUTIVE COMPENSATION

     The following table summarizes certain information regarding compensation paid or accrued during each of Enron's last three fiscal years to Enron's Chief Executive Officer and each of Enron's four other most highly compensated executive officers (the "Named Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                                                      ALL OTHER
                                            ANNUAL COMPENSATION                    LONG-TERM COMPENSATION            COMPENSATION
                                    ------------------------------------   ---------------------------------------   ------------
                                                               OTHER                       SECURITIES
                                                               ANNUAL       RESTRICTED     UNDERLYING      LTIP
                                     SALARY      BONUS      COMPENSATION       STOCK        OPTIONS/     PAYOUTS
 NAME & PRINCIPAL POSITION   YEAR      $           $           ($)(1)      AWARDS ($)(2)    SARS (#)      ($)(3)        ($)(4)
 -------------------------   ----   --------   ----------   ------------   -------------   ----------   ----------   ------------
Kenneth L. Lay               1996   $990,000   $1,620,864     $278,155      $       --       920,660    $       --    $  281,368
 Chairman of the Board and
   Chief                     1995   $990,000   $1,440,000     $220,316      $       --       156,955    $  421,875    $  281,058
 Executive Officer, Enron    1994   $990,000   $1,200,000     $296,630      $   69,680     1,416,615    $  930,000    $  311,837
Richard D. Kinder(5)         1996   $800,000   $1,500,000     $158,487      $       --        53,335    $       --    $5,150,770
 President and Chief         1995   $720,015   $1,040,000     $ 81,465      $       --       126,270    $  281,250    $  122,038
 Operating Officer, Enron    1994   $660,044   $  840,000     $124,366      $   42,210     1,161,125    $  680,000    $   87,872
Jeffrey K. Skilling          1996   $423,333   $  800,000     $ 13,939      $5,999,989(6)    358,905    $       --    $    1,103
 Chairman of the Board and
   Chief                     1995   $385,003   $  184,000     $ 10,700      $       --         7,385    $2,503,080    $      793
 Executive Officer, ECT      1994   $321,135   $  160,000     $ 10,700      $    9,715       511,195    $1,398,560    $   31,572
Edmund P. Segner, III        1996   $405,000   $  420,000     $ 11,600      $       --        56,875    $       --    $    1,103
 Executive Vice President
 and                         1995   $373,333   $  372,000     $ 10,500      $       --        41,980    $   93,750    $      793
 Chief of Staff, Enron       1994   $350,000   $  300,000     $ 10,500      $   16,583       225,895    $  200,000    $   31,572
Thomas E. White              1996   $423,333   $  360,000     $ 19,692      $       --        48,875    $       --    $    1,103
 Co-Chairman of the Board
 and                         1995   $391,667   $  216,000     $ 11,300      $  226,025        40,130    $1,199,000    $      793
 Chief Executive Officer,
 Enron                       1994   $375,000   $  260,000     $ 11,300      $  119,260       173,500    $1,199,000    $   31,572
 Operations Corp.

---------------

(1) Includes "Perquisites and Other Personal Benefits" if value is greater than the lesser of $50,000 or 10% of reported salary and bonus. Personal plane usage of $147,919, $130,154 and $116,712 has been reported for Mr. Lay in 1994, 1995, and 1996, respectively. Also, Enron maintains three deferral plans for key employees under which payment of base salary, annual bonus and long-term incentive awards may be deferred to a later specified date. Under the 1985 Deferral Plan, interest is credited on amounts deferred based on 150% of Moody's seasoned corporate bond yield index with a minimum rate of 12%, which for 1994 was the minimum rate of 12.0%, for 1995 was 12.39%, and for 1996 was the minimum rate of 12.0%. Interest in excess of 120% of the December, 1995 long-term Applicable Federal Rate ("AFR") (7.65%) has been reported as Other Annual Compensation for 1996, interest in excess of 120% of the December, 1994 long-term AFR (9.91%) has been reported as Other Annual Compensation for 1995, and interest in excess of 120% of the December, 1993 long-term AFR (7.29%) has been reported as Other Annual Compensation for 1994. No interest has been reported as Other Annual Compensation under the 1992 Deferral Plan, which credits interest at Enron's mid-term borrowing rate, since the crediting rates for 1994, 1995 and 1996 of 6.0%, 8.5%, and 6.5% respectively, did not exceed 120% of the AFR. Under the 1994 Deferral Plan interest was credited on amounts deferred at a fixed rate of 9% for 1994 and 1995. Interest in excess of 120% of the December, 1993 long-term AFR (7.29%) has been reported as Other Annual Compensation for 1994. Beginning January 1, 1996, the 1994 Deferral Plan credits interest based on fund elections chosen by participants. Since earnings on deferred compensation invested in third-party investment vehicles, comparable to mutual funds, need not be reported, no interest has been reported as Other Annual Compensation under the 1994 Deferral Plan during 1996. Other Annual Compensation also includes cash perquisite allowances, cash paid in lieu of vacation and cash paid for benefits lost due to statutory and/or plan earnings limits.

(2) Restricted stock was awarded to the Named Officers on February 7, 1994, which became 50% vested on August 7, 1994, and 100% vested on February 7, 1995. Restricted stock was awarded to Mr. White on February 7, 1994, which became 50% vested on August 7, 1994, and 100% vested on February 7, 1995; on January 25, 1995, which became 50% vested on July 25, 1995 and 100% vested on January 25, 1996; and on December 29, 1995, which became 33 1/3% vested on June 30, 1996 with an additional 33 1/3% vesting on June 30, 1997 and June 30, 1998. Dividend equivalents for all restricted stock awards accrue from date of grant and are paid upon vesting. The following is the aggregate number of shares in unreleased restricted stock holdings and their value as of December 31, 1996, for each of the Named Officers: Mr. Lay, 18,880 shares valued at $814,200; Mr. Kinder, 12,560 shares valued at $541,650;

    Mr. Skilling, 3,120 shares valued at $134,550; Mr. Segner, 7,520 shares valued at $324,300; and Mr. White, 6,453 shares valued at $278,286.

(3) The amounts shown for 1994 and 1995, for Messrs. Lay, Kinder and Segner represent payouts made under Enron's Performance Unit Plan. The amounts shown for 1994 and 1995, for Mr. Skilling represent payouts made under the ECT Executive Compensation Plan. The amounts shown for 1994 and 1995, for Mr. White represent payouts made for the termination of the Enron Power Corp. Executive Compensation Plan and his rights related thereto.

(4) The amounts shown include the value, as of year-end 1994, 1995, and 1996 of Enron Common Stock allocated during those years to employees' savings and special subaccounts under the ESOP. Included in 1994 is a special allocation made in February, 1994 to employees' savings subaccounts under the ESOP in lieu of a merit increase in 1994 and a special allocation made in December, 1994 to a special allocation subaccount. Included in 1995 and 1996, is a special allocation made in December of 1995 and 1996, to a special allocation subaccount under the ESOP. Included in 1994, 1995 and 1996 for Mr. Lay is $1,944, $3,252, and $3,775 respectively, that is attributable to term life insurance coverage pursuant to a split-dollar life insurance arrangement. Also included in 1994, 1995, and 1996 for Mr. Lay is $278,321, $277,013 and $276,490, respectively, which represents the remainder of the annual premium that was provided in exchange for forfeiture by Mr. Lay of post-retirement executive supplemental survivor benefits and executive supplemental retirement benefits. Included in 1994 for Mr. Kinder is a cash payment of $56,300 and in 1995 and 1996 a cash payment of $121,245 which were provided for payment of life insurance premiums on policies already held by Mr. Kinder in exchange for forfeiture by Mr. Kinder of post-retirement executive supplemental survivor benefits. An independent firm certified that both of the benefit exchanges were cost neutral to Enron.

(5) Effective December 31, 1996, Mr. Kinder resigned as an officer, director and member of executive committees of Enron and its subsidiaries and affiliated companies. The amount shown as All Other Compensation for Mr. Kinder in 1996 includes $109,472 in accrued vacation pay, $1,100,000 in severance pay, $3,810,450 in loan forgiveness and $8,500 worth of club memberships which were paid under Mr. Kinder's severance agreement (see "Employment Contracts").

(6) Restricted stock was awarded to Mr. Skilling on January 23, 1996, as a result of the termination of the ECT Executive Compensation Plan and his rights related thereto, and became 66.7% vested on July 23, 1996, and 100% vested on December 1, 1996.

STOCK OPTION GRANTS DURING 1996

     The following table sets forth information with respect to grants of stock options pursuant to Enron's stock plans to the Named Officers reflected in the Summary Compensation Table. No stock appreciation rights were granted during 1996.

                                 INDIVIDUAL GRANTS
                       --------------------------------------
                         NUMBER
                           OF
                       SECURITIES                                                   POTENTIAL REALIZABLE VALUE AT
                       UNDERLYING      % OF TOTAL                                      ASSUMED ANNUAL RATES OF
                        OPTIONS/      OPTIONS/SARS   EXERCISE                         STOCK PRICE APPRECIATION
                          SARS         GRANTED TO    OR BASE                             FOR OPTION TERM(7)
                        GRANTED       EMPLOYEES IN    PRICE       EXPIRATION   ---------------------------------------
        NAME             (#)(1)       FISCAL YEAR     ($/SH)         DATE      0%(6)        5%                10%
        ----           ----------     ------------   --------     ----------   -----   -------------     -------------
Kenneth L. Lay.......      73,850(2)       1.00%      $36.7500     01/23/01      $0    $     749,825     $   1,656,917
                          637,500(3)       8.65%      $45.0000     12/31/03      $0    $  11,797,576     $  27,538,398
                          209,310(4)       2.84%      $43.1250     12/31/01      $0    $   2,493,854     $   5,510,765
Richard D. Kinder....      53,335(2)       0.72%      $36.7500     01/23/01      $0    $     541,529     $   1,196,637
Jeffrey K.
  Skilling...........       9,440(2)       0.13%      $36.7500     01/23/01      $0    $      95,848     $     211,798
                          237,835(5)       3.23%      $36.7500     01/23/06      $0    $   5,496,813     $  13,930,004
                          111,630(4)       1.51%      $43.1250     12/31/01      $0    $   1,330,032     $   2,939,022
Edmund P. Segner,
  III................      19,080(2)       0.26%      $36.7500     01/23/01      $0    $     193,726     $     428,084
                           37,795(4)       0.51%      $43.1250     12/31/01      $0    $     450,314     $     995,076
Thomas E. White......      11,080(2)       0.15%      $36.7500     01/23/01      $0    $     112,499     $     248,594
                           37,795(4)       0.51%      $43.1250     12/31/01      $0    $     450,314     $     995,076
All Employee and
  Director
  Optionees..........   7,371,026(8)        100%      $39.7113(9)       N/A      $0      184,085,478(10)   466,509,287(10)
All Stockholders.....         N/A            N/A          N/A           N/A      $0    6,160,902,605(10) 15,612,955,030(10)
Optionee Gain as % of
  All Stockholders
  Gain...............         N/A            N/A          N/A           N/A     N/A            2.99%             2.99%

---------------

 (1) If a "change of control" (as defined in Enron's 1991 Stock Plan) were to occur before the options become exercisable and are exercised, the vesting described below will be accelerated and all such outstanding options shall be surrendered and the optionee shall receive a cash payment by Enron in an amount equal to the value of the surrendered options (as defined in Enron's 1991 Stock Plan).

 (2) Stock options awarded on January 23, 1996 became 100% vested on July 23, 1996.

 (3) Stock options awarded on December 9, 1996, became 20% vested on the date of grant and 100% vested on November 1, 2003. However, the vesting schedule may be accelerated if Enron's total stockholder return equals or exceeds 120% of the S&P 500 in calendar years 1997, 1998 and 1999.

 (4) Stock options awarded on December 31, 1996 became 25% vested on the date of grant with an additional 25% vested on the anniversary of the date of grant until December 31, 1999.

 (5) Stock options awarded on January 23, 1996 became 20% vested on July 23, 1996 with an additional 20% vested on the anniversary of the date of grant until January 23, 2000.

 (6) An appreciation in stock price, which will benefit all stockholders, is required for optionees to receive any gain. A stock price appreciation of zero percent would render the option without value to the optionees.

 (7) The dollar amounts under these columns represent the potential realizable value of each grant of options assuming that the market price of Common Stock appreciates in value from the date of grant at the 5% and 10% annual rates prescribed by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the price of Common Stock.

 (8) Includes options awarded on December 31, 1996 under the All-Employee Stock Option Program to employees hired during 1996.

 (9) Weighted average exercise price of all Enron stock options granted to employees in 1996.

(10) Appreciation for All Employee and Director Optionees is calculated using the maximum allowable option term of 10 years, even though in some cases the actual option term is less than 10 years. Appreciation for all stockholders is calculated using an assumed ten-year term, the weighted average exercise price for All Employee and Director Optionees ($39.7113) and the number of shares of Common Stock issued and outstanding on December 31, 1996, excluding 4,216,730 shares held by the Enron Flexible Equity Trust.

AGGREGATED STOCK OPTION/SAR EXERCISES DURING 1996 AND STOCK OPTION/SAR VALUES AS OF DECEMBER 31, 1996

     The following table sets forth information with respect to the Named Officers concerning the exercise of SARs and options during the last fiscal year and unexercised options and SARs held as of the end of the fiscal year:

                                                          NUMBER OF SECURITIES
                                                         UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                             OPTIONS/SARS AT            IN-THE-MONEY OPTIONS/
                             SHARES                         DECEMBER 31, 1996         SARS AT DECEMBER 31, 1996
                           ACQUIRED ON      VALUE      ---------------------------   ---------------------------
          NAME             EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----             -----------   -----------   -----------   -------------   -----------   -------------
Kenneth L. Lay...........     150,000    $ 4,409,375    2,229,093      1,263,037     $29,280,505    $6,237,212
Richard D. Kinder(1).....   1,194,927    $30,209,985      888,884        469,152     $ 8,109,503    $4,787,586
Jeffrey K. Skilling......          --    $        --      212,315        791,820     $ 3,146,017    $7,919,718
Edmund P. Segner, III....     230,448    $ 2,856,207      101,189        181,561     $   878,521    $1,997,145
Thomas E. White..........          --    $        --      254,918        140,887     $ 3,298,760    $1,390,447

---------------

(1) Effective with his termination of employment on February 15, 1997, Mr. Kinder forfeited 164,685 stock options with a value at December 31, 1996 of $1,458,765.

LONG-TERM INCENTIVE PLAN -- AWARDS IN 1996

     The following table provides information concerning awards of performance units under Enron's Performance Unit Plan during 1996 for the 1996-1999 performance period. Grants are made at the beginning of each fiscal year and each unit is assigned a value of $1.00. The units are subject to a four-year performance period, at the end of which Enron's total stockholder return is compared to that of the 11 peer companies included in the Peer Group. At that time, the units are assigned a value ranging from $0 to $2.00 based on the rank of Enron's stockholder return within the Peer Group. To be valued at the maximum of $2.00, Enron must rank first, and to be valued at the target of $1.00, Enron must rank third. Regardless of Enron's rank, Enron's stockholder return must be above the return on 90-day U.S. Treasury Bills over the same performance period in order for any value to be assigned.

                                            NUMBER      PERFORMANCE              ESTIMATED FUTURE PAYOUTS
                                          OF SHARES,      OR OTHER           UNDER NON-STOCK PRICE-BASED PLANS
                                           UNITS OR     PERIOD UNTIL      ---------------------------------------
                                            OTHER        MATURATION       THRESHOLD       TARGET        MAXIMUM
                  NAME                    RIGHTS (#)       PAYOUT            ($)           ($)            ($)
                  ----                    ----------    ------------      ---------      --------      ----------
Kenneth L. Lay..........................   812,500      4 years             $  --        $812,500      $1,625,000
Richard D. Kinder(1)....................   700,000      4 years             $  --        $700,000      $1,400,000
Edmund P. Segner, III...................   225,000      4 years             $  --        $225,000      $  450,000
Thomas E. White.........................   225,000      4 years             $  --        $225,000      $  450,000

------------------

(1) Effective with his termination of employment on February 15, 1997, Mr. Kinder forfeited the 700,000 performance units he was awarded in 1996.

RETIREMENT AND SUPPLEMENTAL BENEFIT PLANS

     Enron maintains the Enron Corp. Retirement Plan (the "Retirement Plan") which is a noncontributory defined benefit plan to provide retirement income for employees of Enron and its subsidiaries. Through December 31, 1994, participants in the Retirement Plan with five years or more of service were entitled to retirement benefits in the form of an annuity based on a formula that uses a percentage of final average pay and years of service. In 1995, Enron's Board of Directors adopted an amendment to and restatement of the Retirement Plan changing the Plan's name to the Enron Corp. Cash Balance Plan (the "Cash Balance Plan"). In connection with a change to the retirement benefit formula, all employees became fully vested in retirement benefits earned through December 31, 1994. The formula in place prior to January 1, 1995 was suspended and replaced with a benefit accrual in the form of a cash balance of 5% of annual base pay beginning January 1, 1996. Under the Cash Balance Plan, each employee's accrued benefit will be credited with interest based on 10-year Treasury Bond yields.

     Enron also maintains a noncontributory employee stock ownership plan (ESOP) which covers all eligible employees. Allocations to individual employees' retirement accounts within the ESOP offset a portion of benefits earned under the Cash Balance Plan.

     Directors who are not employees are not eligible to participate in the Cash Balance Plan.

     In addition, Enron has a Supplemental Retirement Plan that is designed to assure payments to certain employees of that retirement income that would be provided under the Cash Balance Plan except for the dollar limitation on accrued benefits imposed by the Internal Revenue Code of 1986, as amended, and a Pension Program for Deferral Plan Participants that provides supplemental retirement benefits equal to any reduction in benefits due to deferral of salary into Enron's Deferral Plans.

     The following table sets forth the estimated annual benefits payable under normal retirement at age 65, assuming current remuneration levels without any salary projection and participation until normal retirement at age 65, with respect to the Named Officers under the provisions of the foregoing retirement plans:

                                                     ESTIMATED
                                          CURRENT    CREDITED      CURRENT        ESTIMATED
                                          CREDITED   YEARS OF    COMPENSATION   ANNUAL BENEFIT
                                          YEARS OF    SERVICE      COVERED       PAYABLE UPON
                  NAME                    SERVICE    AT AGE 65     BY PLANS       RETIREMENT
                  ----                    --------   ---------   ------------   --------------

Kenneth L. Lay..........................    19.9       30.2       $1,200,000       $459,815

Richard D. Kinder(1)....................    16.1       16.2       $  825,000       $228,179

Jeffrey K. Skilling.....................     6.4       28.3       $  750,000       $264,915

Edmund P. Segner, III...................     8.9       30.7       $  415,000       $175,161

Thomas E. White.........................     6.5       18.5       $  435,000       $ 84,630

  NOTE: The estimated annual benefits payable are based on the straight life annuity form without adjustment for any offset applicable to a participant's retirement subaccount in the ESOP.
---------------

(1) Since Mr. Kinder terminated his employment on February 15, 1997, estimated annual benefits payable are based on his actual credited years of service (16.2).

     Messrs. Skilling and Segner participate in the Executive Supplemental Survivor Benefit Plan. Both Messrs. Lay and Kinder have waived their participation in lieu of life insurance premiums. In the event of death after retirement, the Plan provides an annual benefit to the participant's beneficiary equal to 50 percent of the participant's annual base salary at retirement, paid for 10 years. The Plan also provides that in the event of death before retirement, the participant's beneficiary receives an annual benefit equal to 30% of the participant's annual base salary at death, paid for the life of the participant's spouse (but for no more than 20 years in some cases). Mr. Lay has an agreement which was entered into with HNG for an annual benefit equal to 30% of his annual base salary upon death before retirement, paid for the life of his spouse.

SEVERANCE PLANS

     Enron's Severance Pay Plan, as amended, provides for the payment of benefits to employees who are terminated for failing to meet performance objectives or standards or who are terminated due to reorganization or economic factors. The amount of benefits payable for performance related terminations is based on length of service and may not exceed six weeks' pay. For those terminated as the result of reorganization or economic circumstances, the benefit is based on length of service and amount of pay up to a maximum payment of 26 weeks of base pay. If the employee signs a Waiver and Release of Claims Agreement, the employee may receive an additional severance benefit equal to the severance benefit described above. Under no circumstances will the total severance benefit paid under Enron's Severance Pay Plan exceed 52 weeks of pay. Under Enron's Change of Control Severance Plan, in the event of an unapproved change of control of Enron, any employee who is involuntarily terminated within two years following the change of control will be eligible for severance benefits equal to two weeks of base pay multiplied by the number of full or partial years of service, plus one month of base pay for each $10,000 (or portion of $10,000) included in the employee's annual base pay, plus one month of base pay for each five percent of annual incentive award opportunity under any approved plan. The maximum an employee can receive is 2.99 times the employee's average W-2 earnings over the past five years.

                              EMPLOYMENT CONTRACTS

     Mr. Lay entered into an employment agreement with Enron in December, 1996, which provides for a minimum salary effective January 1, 1997 of $1,200,000. To preserve tax deductibility, any base salary in excess of $1,000,000 must be deferred under Enron's 1994 Deferral Plan. The agreement provides for a grant of 1,275,000 stock options, 50% granted in December, 1996 and 50% granted in January, 1997, at market value on each date of grant. The stock options vested 20% on the date of grant and will be 100% vested on November 1, 2003. However, the vesting schedule may be accelerated if Enron's total stockholder return equals or exceeds 120% of the S&P 500 in calendar years 1997, 1998 and 1999. The agreement also provides for a split-dollar life insurance arrangement, whereby Enron will pay five annual premiums of $250,000 each on a life insurance policy already owned by Mr. Lay, with recovery of the cost of such premiums upon Mr. Lay's death; benefits payable under Enron's Deferral Plans and the HNG Deferral Plan in the event of Mr. Lay's termination of employment, will be paid as if Mr. Lay had retired from Enron, regardless of the reason for termination; and the maturity date on Mr. Lay's $ 4,000,000 interest bearing line of credit was extended to December 31, 2001. The highest outstanding principal balance on the line of credit during 1996 was $3,081,000. Mr. Lay paid accrued interest in 1996 totaling $96,019, at an average rate of 6.29%, representing the mid-term AFR. As of February 28, 1997 the outstanding principal balance is $733,919. In the event of his involuntary termination, Mr. Lay will receive amounts prescribed in the agreement, offset against amounts payable under any severance plan maintained by Enron, through the term of the agreement, which expires on December 31, 2001. If severance remuneration payable under the agreement is held to constitute an "excess parachute payment" and Mr. Lay becomes liable for any tax penalties imposed thereon, Enron will make a cash payment to him in an amount equal to the tax penalties plus an amount equal to any additional tax for which he will be liable as a result of receipt of the payment for such tax penalties and payment for such reimbursement for additional tax. The employment agreement contains noncompete provisions in the event of Mr. Lay's termination of employment.

     Mr. Skilling entered into an employment agreement with Enron in January, 1996, which as amended, provides for a minimum annual salary of $750,000. In January, 1997, the agreement was amended to reflect Mr. Skilling's enhanced duties as President and Chief Operating Officer of Enron. The amended agreement provides for a revision of the vesting schedule on 500,000 stock options granted on August 29, 1994, such that one-third of the options will vest on each May 1 in 1997, 1998 and 1999. Also, it is intended that Enron will adopt a phantom equity plan relating to the retail aspects of Enron's business. If such a plan is adopted, Mr. Skilling will receive a phantom equity grant equal to 5% of the value of such retail business. In the event of his involuntary termination, Mr. Skilling will receive amounts prescribed in the agreement, offset against amounts payable under any severance plan maintained by Enron, through the term of the agreement, which expires on December 31, 2000. The employment agreement contains noncompete provisions in the event of Mr. Skilling's termination of employment.

     Mr. Segner entered into an employment agreement with Enron in October, 1991, which as amended, provides for a minimum annual salary of $415,000. In May, 1994, Mr. Segner's agreement was extended two years, and he was granted 150,000 stock options, at market value on date of grant. These options vested 20% immediately and will vest 100% eight years from the date of grant. However, vesting can be accelerated based on earnings per share performance in years 1994 through 1998. In the event of his involuntary termination, Mr. Segner will receive amounts prescribed in the agreement, offset against amounts payable under any severance plan maintained by Enron, through the term of the agreement, which as amended, expires on September 30, 1998. The employment agreement contains noncompete provisions in the event of Mr. Segner's termination of employment.

     Mr. White entered into an employment agreement with Enron in July, 1990, which as amended, currently provides for an annual salary of $435,000. In May, 1994, Mr. White's agreement was extended two years, and he was granted 100,000 stock options, at market value on date of grant. These options vested 20% immediately and will vest 100% eight years from the date of grant. However, vesting can be accelerated based on earnings per share performance in years 1994 through 1998. In January, 1997, Mr. White's agreement was extended an additional two and one-half years, and he was granted 125,000 stock options, at market value on date of grant. These options vested 20% immediately and will vest an additional 20% on each of the first four anniversaries of date of grant. In the event of his involuntary termination, Mr. White will receive amounts prescribed in the agreement, offset against amounts payable under any severance plan maintained by Enron, through the term of the agreement, which as amended, expires on December 31, 2000. The employment agreement contains noncompete provisions in the event of Mr. White's termination of employment.

     Mr. Rodney Gray, an executive officer of Enron, received a personal executive loan from Enron in the amount of $250,000 on August 1, 1994, all of which is still outstanding. The loan bears interest compounded semi-annually on the unpaid principal and interest of the loan at the short-term AFR in effect during each month that the loan is outstanding, which during 1996 averaged 5.66%, and is collateralized with 7,960 shares of Common Stock. Mr. Gray paid accrued interest in the amount of $15,416 during 1996.

     Mr. J. Clifford Baxter, an executive officer of Enron, received a personal executive loan from Enron in the amount of $200,000 on September 15, 1995. The loan bears interest at the short-term AFR compounded annually, which was fixed during 1996 at 5.91%. Interest in the amount of $7,137 accrued in 1996 on the loan, of which Mr. Baxter paid $6,000 in March, 1996. In the event that Mr. Baxter remains an employee of Enron, then on each of March 15, 1996 and March 15, 1997, respectively, fifty percent (50%) of the initial principal amount of the loan will be forgiven and waived by Enron. In 1996, principal in the amount of $100,000 was forgiven and waived by Enron. On January 31, 1997, the outstanding principal loan balance was $100,000.

     Mr. Kinder entered into an agreement with Enron in November, 1996, which provided that he would resign as an officer, director and member of executive committees of Enron and its subsidiaries and affiliated companies in which he held office, directorship and/or membership effective December 31, 1996 and subsequently would voluntarily resign and terminate employment with Enron effective February 15, 1997. Mr. Kinder received a severance payment of $1,100,000, accrued vacation pay of $109,472 and club memberships valued at $8,500 and agreed not to induce any employee of Enron or any Affiliate to terminate employment for a period of two years. In addition, pursuant to the terms of his employment agreement, Mr. Kinder shall continue to receive annual payments of $121,245 through 2002, which constitute payment of life insurance premiums on policies already held by Mr. Kinder in exchange for forfeiture by Mr. Kinder of post-retirement executive supplemental survivor benefits; benefits payable under Enron's Deferral Plans and the HNG Deferral Plan will be paid as if Mr. Kinder had retired from Enron; and vested shares under an option granted February 8, 1994 shall remain exercisable until February 7, 2001. Also, pursuant to the terms of his employment agreement, since mutually satisfactory terms pertaining to his future employment with Enron were not agreed to by Mr. Kinder and Enron, the outstanding principal and interest balances of his loan and advance, totaling $3,810,450, were forgiven as of February 7, 1997. Upon his termination of employment Mr. Kinder forfeited 164,685 unvested stock options, 6,280 unvested shares of restricted stock and a total of 1,901,000 performance units granted in 1994, 1995 and 1996.

                              CERTAIN TRANSACTIONS

     Effective August 1, 1991, Enron, Enron Power Corp. (a wholly owned subsidiary of Enron) and John A. Urquhart entered into a Consulting Services Agreement which, as amended, extends through December 31, 1997. Pursuant to the terms of the agreement, Mr. Urquhart serves as Vice Chairman of the Board of Enron and consults with Enron regarding the development and implementation of an integrated strategic international business plan and other matters concerning international business and operations. The agreement was amended several times between 1991 and 1995. In August, 1995, the agreement was amended to provide for a grant of 50,000 Enron phantom stock options at a grant price equal to the December 29, 1995 Enron closing stock price, or $38.125. The phantom shares vested 50% on June 29, 1996, and 50% on December 29, 1996, and will expire on December 31, 1998. The amended agreement also provided a retainer fee of $42,000 per month effective January 1, 1996, for providing up to 120 days of consulting services annually, and a daily rate of $4,200 for days in excess of 120 annually. Effective January 1, 1997, the retainer was increased to $44,100 per month and the daily rate was increased to $4,410. Mr. Urquhart is paid for all reasonable out-of-pocket expenses incurred under the agreement. The services to be performed by Mr. Urquhart pursuant to the Consulting Services Agreement do not include, and are in addition to, his duties as a director of Enron, and the above compensation is in addition to the remuneration payable to Mr. Urquhart as a member of the Board of Directors of Enron. During 1996, Enron paid Mr. Urquhart $625,126 for services rendered (including reimbursement of expenses) under the Consulting Services Agreement.

     Mr. Urquhart is a member of the Managing Board of Amoco/Enron Solar Partnership, Chairman and Chief Executive Officer of Enron Solar Energy Inc. and a director of Enron Renewable Energy Corp. ("EREC"). On January 2, 1997, Mr. Urquhart was awarded 67,495 EREC stock options at a grant price of $15.00, granted in tandem with 23,750 Enron stock options at a grant price of $42.625, both of which were awarded at fair market value on the date of grant. The options became 20% vested on the date of grant and will become 20% vested on each anniversary of the date of grant through January 2, 2001. The exercise of either the EREC or Enron options will cancel the tandem options of the other security. These stock options will expire on January 2, 2007.

     Houston Pipe Line Company ("HPL"), a subsidiary of Enron, in the ordinary course of its business, entered into a master gas storage agreement (the "Master Agreement") on April 1, 1994, with Bruin Interests, L.L.C. ("Bruin"), of which Mark K. Lay owns a 33 1/3% equity interest. Mark K. Lay is a son of Kenneth L. Lay, Chairman of the Board and Chief Executive Officer of Enron. Bruin had the right to inject a predetermined quantity of natural gas into an underground storage facility owned by HPL, and thereafter has the right to withdraw such stored natural gas. A confirmation was entered into in 1995 under the Master Agreement between Bruin and HPL relating to the storage of up to approximately 6 billion cubic feet of natural gas during the period from June 1, 1995 to February 28, 1996. The consideration for such storage service was the payment to HPL of an injection fee equal to $0.159 per million British Thermal Units ("MMBtu") of gas injected, with a minimum payment of $954,000 due by the payment date for the October 1995 invoice if the requisite minimum quantity of natural gas had not been injected by Bruin into the storage facility prior to October 31, 1995. All of the gas stored during the term of such confirmation has been withdrawn as of this date. HPL and Bruin entered into an all points interruptible Transportation Agreement on January 1, 1995. There were no transactions conducted under such agreement in 1996.

     There are no currently effective confirmations under the Master Agreement, nor are there any discussions relating to the conduct of storage or transportation business between HPL and Bruin under the Master Agreement or the Transportation Agreement; however, such agreements have not been terminated and could be used in the future as the contractual vehicles to document future storage and/or transportation transactions between Bruin and HPL. Enron believes that the terms of the Master Agreement and the Transportation Agreement are comparable to those available to unaffiliated third parties, and Enron does not intend to engage in or permit any affiliate to engage in any transactions with Bruin except on terms that Enron believes are comparable to those available to unaffiliated third parties.

     In January, 1996, ECT, United Media Corporation ("UMC") and certain other individuals, including Mark K. Lay (collectively, the "Individuals"), entered into a feasibility agreement (the "Feasibility Agreement") providing for the performance by UMC and ECT of a feasibility study relating to the fixed price purchase and sale of certain paper products. Under the terms of the Feasibility Agreement, ECT committed to advance the project up to $300,000 ("Initial Capital"), which advances included certain internal costs and out of pocket expenses of ECT and UMC. Effective April 23, 1996, ECT, UMC and the Individuals entered into a letter agreement ("Termination Agreement") terminating their obligations under the Feasibility Agreement and releasing each party from any further obligation to pursue the project. In consideration for a reduction in the term of the exclusivity and noncompetition provisions that would have otherwise been applicable to ECT upon termination of the Feasibility Agreement, ECT agreed to waive its right to receive a payment equal to 200% of the Initial Capital that had been furnished to the project at the time of termination.

     During 1996, Bruin and Enron Development Corp., a wholly owned subsidiary of Enron ("EDC") entered into discussions concerning Bruin's serving EDC as a consultant with respect to iron carbide natural gas processing projects. Under the terms of the proposed consulting arrangement, Bruin would be paid a monthly retainer of $2,500 per month. In addition, following the execution of a memorandum of understanding or letter of intent relating to the first project accepted by EDC under the arrangement, Bruin would receive a one-time incentive payment of $100,000. Furthermore, following the closing of project financing for any project accepted by EDC under the arrangement, Bruin would be entitled to a fee of 0.3% of EDC's "net project value" for the project, up to a maximum of $600,000 per project. As of March 15, 1997, no consulting agreement had been entered into between EDC and Bruin, and there can be no assurance that any such agreement will be entered into. However, EDC paid Bruin $33,500 for advisory services that Bruin provided EDC in 1996 with respect to iron carbide projects. Enron believes that the terms of the iron carbide arrangement being discussed with Bruin are comparable to those available to unaffiliated third parties.

     Enron Property & Services Corp. ("EPSC"), a subsidiary of Enron, and Lay/Wittenberg Travel Agency in the Park, Inc. ("TAP") are parties to an Agreement for Services under which TAP provides travel arrangements for Enron and its affiliates' employees. The agreement will expire on March 31, 2001. TAP is owned 50% by Sharon Lay, sister of Kenneth L. Lay, Chairman of the Board and Chief Executive Officer of Enron. During 1996, TAP received commissions in the amount of $1,597,409 attributable to Enron employee travel.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In May, 1996, the Compensation Committee was reconstituted, at which time Messrs. Belfer and Foy resigned from the committee and were replaced by Messrs. Blake and Jaedicke. Thus, at December 31, 1996, the Compensation Committee consisted of Messrs. LeMaistre, Blake, Duncan and Jaedicke.

     Until April 1986, Mr. Belfer was an officer of Belco Petroleum Corporation, a wholly owned subsidiary of Enron. During 1996, Belco Oil & Gas Corp. ("BOGC") entered into natural gas and crude oil commodity swap agreements and option agreements with ECT. BOGC is wholly owned by Mr. Belfer and members of his family. These agreements were entered into in the ordinary course of business of ECT and are on terms that ECT believes are no less favorable than the terms of similar arrangements with third parties. Pursuant to the terms of these agreements, ECT paid BOGC a net amount of approximately $3.3 million with respect to 1996. The amount of future payments (as well as whether payments are made by ECT to BOGC or vice versa) is affected by fluctuations in energy commodity prices. Enron believes that BOGC and ECT will continue to enter into similar arrangements throughout 1997.

     Enron retains the law firm of Bracewell & Patterson L.L.P. for legal services. During the last fiscal year, Enron and its subsidiaries paid Bracewell & Patterson L.L.P., from which Mr. Foy is a retired partner, legal fees which Enron believes to be reasonable for the services rendered. Until 1979, Mr. Foy was President of HNG, a predecessor of Enron.

                                    ITEM 2.

                APPROVAL OF AMENDED AND RESTATED 1991 STOCK PLAN

     The stockholders approved the Enron Corp. 1991 Stock Plan (the "1991 Stock Plan") at the 1991 Annual Meeting, and subsequently approved an amendment to the 1991 Stock Plan, effective May 3, 1994, at the 1994 Annual Meeting. The 1991 Stock Plan is intended to provide individual participants with an opportunity to acquire a proprietary interest in Enron and give them an additional incentive to use their best efforts for Enron's long-term success. The 1991 Stock Plan permits the granting of (i) stock options, including incentive stock options meeting the requirement of Section 422 of the Internal Revenue Code, (ii) stock appreciation rights ("SARs"), (iii) phantom stock units and (iv) restricted stock, any of which may be granted separately or together. Grants may be made to any employee or officer of Enron or any of its affiliates, non-employee directors of Enron or any of its affiliates and non-employee contractors performing services for Enron or any of its affiliates. The 1991 Stock Plan is administered by the Compensation Committee of the

Board of Directors (the "Committee"), each of the members of which meet the definition of Non-Employee Director in Rule 16b-3 of the Exchange Act. The Committee has the authority to establish administrative rules, to designate individuals to receive awards and the size of such awards, and to set the terms and conditions of awards.

     Stock options permit the recipient to purchase shares of Enron Common Stock, commonly referred to as exercising their option, at a fixed price, determined on the date of grant, regardless of the fair market value on the date of exercise. The holder of an SAR is entitled to receive the excess of the fair market value on the date of exercise over the grant price of the SAR. Upon the vesting of the phantom stock units, the holder is entitled to payment in shares of Common Stock at the rate of one share of Common Stock for each such unit, plus dividends paid on such number of shares of Common Stock after the date of the award. Restricted stock may provide the recipient all of the rights of an Enron stockholder, including the right to vote the shares and receive any dividends. However this restricted stock may not be transferred by the recipient until certain restrictions, such as time, lapse.

     The 1991 Stock Plan contains several provisions so that certain awards under the plan qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. No individual can be granted more than 1,000,000 stock options or SARs in a calendar year. The purchase price of a stock option or SAR cannot be less than the fair market value of a share on the date of grant. As of March 13, 1997, the last reported sales price for the Enron Common Stock was $40.25 per share. The 1991 Stock Plan permits the grant of performance-based restricted stock which is either issued or becomes vested based on the attainment of pre-established net income and/or cash flow criteria or is issued in lieu of cash payments under the Enron Corp. Annual Incentive Plan or Enron Corp. Performance Unit Plan, based on attainment of the performance criteria established under those plans. A maximum of 100,000 shares of performance-based restricted stock can be granted to any individual in a calendar year.

     The Board of Directors cannot increase the number of shares authorized for granting awards under the plan, increase the maximum number of options, SARs or performance-based restricted stock that may be granted to any individual in a calendar year or modify the material terms of the plan, without obtaining stockholder approval.

     The Board of Directors of Enron desires to amend and restate the 1991 Stock Plan to increase the number of shares authorized for granting awards and to update certain provisions to conform with the amended Section 16 Rules adopted in 1996 by the Securities and Exchange Commission. The following summary description of the proposed amendment and restatement of the 1991 Stock Plan is qualified in its entirety by reference to the full text of the Amendment and Restatement, which is attached to this Proxy Statement as Exhibit A.

CHANGES TO THE 1991 STOCK PLAN

     Among the changes effected by the proposed amendment and restatement of the 1991 Stock Plan is an increase, effective May 6, 1997, in the number of shares of Enron Common Stock available for granting awards under the 1991 Stock Plan. The number of shares authorized for granting awards when the 1991 Stock Plan was first approved in 1991 was 11,000,000 shares (2,750,000 shares adjusted for stock splits in December, 1991 and August, 1993), with no more than 25% to be granted as restricted stock. In May, 1994, an additional 10,000,000 shares were authorized for granting awards under the 1991 Stock Plan, again with no more than 25% to be granted as restricted stock. Less than 100,000 shares remain available for grant. The proposed amendment and restatement will authorize an additional 10,000,000 shares of Enron Common Stock for granting awards under the 1991 Stock Plan effective May 6, 1997, with no more than an aggregate of 25% to be granted as restricted stock and phantom stock units.

     The recommended amendment and restatement of the 1991 Stock Plan also incorporates amendments which have been approved by the Board of Directors since May, 1994, which did not require stockholder approval, to provide for broker cashless exercise of stock options as authorized under Regulation T of the Federal Reserve Board, to provide for the grant of phantom stock units in lieu of Restricted Stock to directors of Enron and to permit the grant of phantom stock units interchangeably with restricted stock to eligible persons other than directors, in the sole discretion of the Committee, and to revise tax withholding provisions. Minor changes were also made to update certain provisions for conformity with the amended Section 16 Rules under the Exchange Act, including, but not limited to: adding provisions which allow for the transfer of stock options to immediate family members, family trusts or family partnerships; changing the composition of the committee that administers the plan; removal of 6-month holding requirements for persons who are subject to
Section 16 of the Exchange Act; and removal of restrictions on grants which can be made to non-employee directors.

     Approval of the amendment and restatement of the 1991 Stock Plan by the stockholders of Enron is required in order for the plan to continue to comply with Section 162(m) of the Internal Revenue Code with respect to stock options and performance-based restricted stock.

AWARDS UNDER THE PROPOSED AMENDMENT

     Benefits payable or amounts that will be granted after the effective date of the proposed amendment and restatement of the 1991 Stock Plan are not determinable at this time. Currently, there are approximately 7,000 employees and other persons eligible to receive awards under the 1991 Stock Plan.

UNITED STATES FEDERAL INCOME TAX ASPECTS OF THE 1991 STOCK PLAN

     Non-Statutory Stock Options and Stock Appreciation Rights. As a general rule, no federal income tax is imposed on the optionee upon the grant of a non-statutory stock option (an option other than an incentive stock option, which is described below), regardless of whether it includes an SAR. In addition, Enron is not entitled to a tax deduction by reason of such a grant. Generally, upon the exercise of a non-statutory stock option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price paid for such shares. In the case of the exercise of an SAR, the recipient of such award will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the cash received plus the fair market value of the shares distributed to the recipient.

     Upon the exercise of a non-statutory stock option or an SAR, Enron may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized to the award recipient assuming any federal income tax withholding requirements are satisfied. Upon a subsequent disposition of the shares received upon exercise of a non-statutory stock option or an SAR, any appreciation after the date of exercise should qualify as capital gain.

     Incentive Stock Options. The incentive stock options under the 1991 Stock Plan are intended to constitute "incentive stock options" within the meaning of
Section 422 of the Internal Revenue Code. Incentive stock options are subject to special federal income tax treatment. No federal income tax is imposed on the optionee upon the grant or the exercise of an incentive stock option if the optionee does not dispose of shares acquired pursuant to the exercise within the two-year period beginning on the date the option was granted or within the one-year period beginning on the date the option was exercised (collectively, the "holding period"). If these conditions are met and no tax is imposed on the optionee, then Enron would not be entitled to any deduction for federal income tax purposes in connection with the grant or exercise of the option or the disposition of the underlying shares. With respect to an incentive stock option, the difference between the fair market value of the stock on the date of exercise and the exercise price generally must be included in the optionee's alternative minimum taxable income.

     Upon disposition of the shares received upon exercise of an incentive stock option after the holding period, the difference between the amount realized and the exercise price should constitute a long-term capital gain or loss. If an optionee disposes of shares acquired pursuant to his or her exercise of an incentive stock option prior to the end of the holding period, the optionee will be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event, Enron may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as received by the optionee. The amount treated as compensation is the excess of the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale if less) over the exercise price, and any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as short-term or long-term capital gain, depending on the holding period of the shares.

     Restricted Stock. An individual who has been granted stock under the 1991 Stock Plan will not realize taxable income at the time of grant, and Enron will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. Upon expiration of the forfeiture restrictions (i.e., as shares become vested), the holder will realize ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares, and, subject to the application of Section 162(m), Enron will be entitled to a corresponding deduction. Dividends paid to the holder during the period that the forfeiture restrictions apply will also be treated as compensation income to the holder and deductible as such by Enron.

     However, the recipient of restricted stock may elect to be taxed at the time of grant of the restricted stock based upon the fair market value of the shares on the date of the award. If the recipient makes this election, (a) Enron will be entitled to a deduction at the same time and in the same amount (subject to the limitations contained in Section 162(m)), (b) dividends paid to the recipient during the period the forfeiture restrictions apply will be taxable as dividends and will not be deductible by Enron, and (c) there will be no further federal income tax consequences when the forfeiture restrictions lapse.

     Phantom Stock Units. A recipient of phantom stock units under the 1991 Stock Plan will generally not realize taxable income at the time of grant, and Enron will not be entitled to a deduction at that time. At the time phantom stock units are settled in shares of Common Stock, the recipient will have taxable compensation income and, subject to Section 162(m) as discussed below, Enron will receive a corresponding deduction. The measure of this income and deduction will be the fair market value of the shares at the time the phantom stock units are settled; provided, however, that, with respect to a recipient subject to Section 16(b) of the Exchange Act, unless such recipient elects otherwise, such fair market value will be measured at the time any restrictions imposed with respect to such shares under Section 16(b) of the Exchange Act subsequently lapse.

     Section 162(m) of the Internal Revenue Code. Section 162(m) precludes a public corporation from taking a deduction for compensation in excess of $1 million paid to its chief executive officer or any of its four other highest-paid officers. However, compensation that qualifies under Section 162(m) as "performance-based" is specifically exempt from the deduction limit. Based on Section 162(m) and the regulations issued thereunder, Enron believes that the income generated in connection with the exercise of stock options and SARs granted under the 1991 Stock Plan should qualify as performance-based compensation and, accordingly, Enron's deductions for such compensation should not be limited by Section 162(m). The 1991 Stock Plan has been designed to provide flexibility with respect to whether restricted stock awards will qualify as performance-based compensation under Section 162(m). Enron believes that certain awards of restricted stock under the 1991 Stock Plan will so qualify and Enron's deductions with respect to such awards should not be limited by Section 162(m). However, certain awards of restricted stock and all awards of phantom stock units will not qualify as performance-based compensation and, therefore, Enron's compensation expense deductions relating to such awards will be subject to the
Section 162(m) deduction limitation.

     The 1991 Stock Plan is not qualified under section 401(a) of the Internal Revenue Code.

REQUIRED VOTE AND RECOMMENDATION

     The approval of the amendment and restatement of the 1991 Stock Plan shall be effective upon receiving the affirmative vote of the holders of a majority of the Voting Stock present or represented by proxy and entitled to vote at the Annual Meeting. If the amended and restated 1991 Stock Plan is not approved by the stockholders of Enron at the Annual Meeting then no further awards will be granted under the 1991 Stock Plan from and after the date of the Annual Meeting. Under Delaware law, an abstention would have the same legal effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of determining whether a majority had been achieved.

     The shares represented by the proxies solicited by the Board of Directors will be voted as directed on the form of proxy or, if no direction is indicated, will be voted "FOR" the approval of the amendment to the 1991 Stock Plan.

         THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THIS PROPOSAL.

                                    ITEM 3.

                    RATIFICATION OF APPOINTMENT OF AUDITORS

     Pursuant to the recommendation of the Audit Committee, the Board of Directors appointed Arthur Andersen LLP, independent public accountants, to audit the consolidated financial statements of Enron for the year ending December 31, 1997.

     Ratification of this appointment shall be effective upon receiving the affirmative vote of the holders of a majority of the Voting Stock present or represented by proxy and entitled to vote at the Annual Meeting. Under Delaware law, an abstention would have the same legal effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of determining whether a majority had been achieved. The Board of Directors recommends ratification by the stockholders of this appointment.

     In the event the appointment is not ratified, the Board of Directors will consider the appointment of other independent auditors. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting of Stockholders on May 6, 1997, will be offered the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THIS PROPOSAL.

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

                                    ITEM 4.

                     CUMULATIVE VOTING STOCKHOLDER PROPOSAL

THE STOCKHOLDER PROPOSAL AND SUPPORTING STATEMENT

     The General Pension Plan of the International Union of Operating Engineers, 1125 17th Street N.W., Washington, D.C. 20036, the beneficial holder of 20,000 shares of Enron Common Stock, has advised Enron that it plans to introduce the following proposal at the Annual Meeting. The text of the proposal is:

        RESOLVED: That the shareholders of ENRON CORP. (the "Company") recommend that our Board of Directors take the necessary steps to adopt and implement a policy of cumulative voting for all elections of directors.

     SUPPORTING STATEMENT: In the American corporate governance system, the election of corporate directors is the primary vehicle for shareholders to influence corporate affairs and exert accountability on management. We believe that the Company's financial performance is affected by its corporate governance policies and procedures and the level of accountability they impose. We believe cumulative voting increases the possibility of electing independent-minded directors that will enforce management's accountability to shareholders.

     The election of independent-minded directors can have an invigorating effect on the Board of Directors, fostering improved financial performance and increased shareholder wealth. Management nominees often bow to a Chairman's desires on business strategies and executive pay without question.

     Cumulative voting grants shareholders the number of votes equal to the number of shares owned multiplied by the number of directors to be elected. The shareholder may cast all of his or her votes for a single director or apportion the votes among the candidates. At ENRON, shareholders owning 7.7% of the outstanding shares casting all their votes for one individual would be required to elect one director, absent any other support.

     Currently, the Company's Board of Directors is composed entirely of management nominees. Cumulative voting places a check and balance on management nominees by creating more competitive elections.

     The argument that the adoption of cumulative voting will lead to the election of dissidents to the Board of Directors who represent the special interests of a minority of shareholders instead of the best interests of all shareholders is misleading. Legally binding standards of fiduciary duty compel all directors, no matter what combination of shareholders elected them, to act in the best interest of all shareholders. Any director who fails to respect the fiduciary duties of loyalty and/or care exposes himself or herself to significant liability. Legal recourse is available to correct any breaches of fiduciary duty.

     We do not accept the claim that in the complex world our Company competes in, an honest difference of opinion over business strategies and other policies of the Company makes the minority view a so-called "special interest." Quite the contrary, dissent stimulates debate which leads to thoughtful action. Cumulative voting will increase the competitiveness of director elections. We believe competitive elections for director will deter complacency on the Board of Directors, which in turn will improve the performance of our Company and increase shareholder wealth.

     We urge your support for this proposal.

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

ENRON'S STATEMENT IN OPPOSITION

     Enron agrees that independent minded directors are important to the effectiveness of your Board and that honest differences of opinion among experienced, knowledgeable persons with the objective of promoting the best interests of the stockholders can often lead to more thoroughly discussed decisions. However, cumulative voting could enable the holders of less than 8% of the Voting Stock to elect one or more directors who might be representative of, and answerable only to, the group electing them.

     In its Supporting Statement, the proponent argues that fiduciary duties will prevent a director elected by a small group of stockholders from representing only special interests. However, the proponent fails to point out that these very fiduciary duties apply equally to any so-called "management" nominees. And because these nominees are elected by a plurality of all stockholders, these directors remain mindful of these duties.

     As a practical matter, legal recourse would not prevent a director from pursuing a private agenda. For example, a stockholder that is a labor union, supplier or customer might seek to elect a director in order to advance its unique objectives over the interests of Enron's stockholders generally. Legal recourse for breaches of the director's duties is a means only of addressing improper action affirmatively taken by a director and would not prevent the factionalism and dissent that could be generated by having conflicting interests represented in the decision-making process.

     Enron believes that its directors are, and have traditionally been, independent minded and have performed their duties and responsibilities conscientiously and effectively. Nominees are selected on the basis of personal achievements, business acumen, diversity, integrity, sound judgment, energy, willingness to serve, and other criteria relevant to their ability to be effective representatives of all stockholders. Enron's current directors, for example, have a wide variety of business experiences and abilities that benefit Enron. Furthermore, the charter of the Board's Nominating Committee expressly provides that the Nominating Committee will perform an annual review of the performance of the directors in order to ensure that they continue to meet the Board's criteria. Among the criteria set forth in the Nominating Committee's charter are "strength of character, an inquiring and independent mind, practical wisdom and mature judgment."

     Enron's Board has done an excellent job representing the interests of Enron's stockholders. For example, in 1996, Enron's net income increased by 12.4%, earnings per share increased by 11.6% and stockholder return was 15.4%. Furthermore, for the sixth consecutive year common stock dividends were increased. Enron believes that the Board has functioned effectively and has consistently acted in the best interests of all of the stockholders.

     In light of the foregoing, Enron believes that the present method of voting used by Enron and most of the other leading corporations best promotes the election of directors who will represent the interests of the stockholders as a whole and that there have been no valid reasons submitted for implementing cumulative voting. ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS VOTING "AGAINST" THIS PROPOSAL.

     Approval of the preceding stockholder proposals would require the affirmative vote of a majority of the Voting Stock present or represented by proxy and entitled to vote at the Annual Meeting. Under Delaware law, an abstention would have the same legal effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of whether a majority had been achieved. Unless instructed otherwise, the persons named in the accompanying form of proxy will vote the shares represented thereby against this stockholder proposal.

                 STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

     Stockholders may propose matters to be presented at stockholders' meetings and may also nominate persons to be directors. Formal procedures have been established for those proposals and nominations.

PROPOSALS FOR 1998 ANNUAL MEETING

     Pursuant to various rules promulgated by the SEC, any proposals of holders of Voting Stock of Enron intended to be presented to the Annual Meeting of Stockholders of Enron to be held in 1998 must be received by Enron, addressed to Peggy B. Menchaca, Vice President and Secretary, 1400 Smith Street, Houston, Texas 77002, no later than November 24, 1997, to be included in the Enron proxy statement and form of proxy relating to that meeting.

     In addition to the SEC rules described in the preceding paragraph, Enron's bylaws provide that for business to be properly brought before the Annual Meeting of Stockholders, it must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a stockholder of Enron who is a stockholder of record at the time of giving of notice hereinafter provided for, who shall be entitled to vote at such meeting and who complies with the following notice procedures. In addition to any other applicable requirements, for business to be brought before an annual meeting by a stockholder of Enron, the stockholder must have given timely notice in writing of the business to be brought before an Annual Meeting of Stockholders of Enron to the Secretary of Enron. TO BE TIMELY, A STOCKHOLDER'S NOTICE MUST BE DELIVERED TO OR MAILED AND RECEIVED AT ENRON'S PRINCIPAL EXECUTIVE OFFICES, 1400 SMITH STREET, HOUSTON, TEXAS 77002, ON OR BEFORE NOVEMBER 24, 1997. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on Enron's books, of the stockholder proposing such business,
(iii) the acquisition date, the class and the number of shares of Voting Stock of Enron which are owned beneficially by the stockholder, (iv) any material interest of the stockholder in such business and (v) a representation that the stockholder intends to appear in person or by proxy at the meeting to bring the proposed business before the meeting. Notwithstanding the foregoing bylaw provisions, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in the foregoing bylaw provisions. Notwithstanding anything in Enron's bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures outlined above.

PROPOSALS FOR 1997 ANNUAL MEETING

     The date for delivery to, or receipt by, Enron of any notice from a stockholder of Enron regarding business to be brought before the 1997 Annual Meeting of Stockholders of Enron was November 25, 1996. Except for the matter set forth as Item 4 in this proxy statement, Enron has not received any notices from its stockholders that Enron is required to include in this proxy statement.

NOMINATIONS FOR 1998 ANNUAL MEETING AND FOR ANY SPECIAL MEETINGS

     Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to Enron's Board of Directors may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of Enron who is a stockholder of record at the time of giving of notice hereinafter provided for, who shall be entitled to vote for the election of directors at the meeting and who complies with the following notice procedures. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of Enron. To be timely, a stockholder's notice shall be delivered to or mailed and received at Enron's principal executive offices, 1400 Smith Street, Houston, Texas 77002, (i) with respect to an election to be held at the Annual Meeting of Stockholders of Enron, or before November 24, 1997, and (ii) with respect to an election to be held at a special meeting of stockholders of Enron for the election of Directors, not later than the close of business on the 10th day following the date on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever first occurs. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to the person that is required to be disclosed in solicitations for proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Exchange Act (including the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected); and (b) as to the stockholder giving the notice, (i) the name and address, as they appear on Enron's books, of such stockholder, and (ii) the class and number of shares of capital stock of Enron which are beneficially owned by the stockholder. In the event a person is validly designated as nominee to the Board and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee. Notwithstanding the foregoing bylaw provisions, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in the foregoing bylaw provisions.

NOMINATIONS FOR 1997 ANNUAL MEETING

     The date for delivery to, or receipt by, Enron of any notice from a stockholder of Enron regarding nominations for directors to be elected at the 1997 Annual Meeting of Stockholders of Enron was November 25, 1996. Enron has not received any notices from its stockholders regarding nominations for directors to be elected at the 1997 Annual Meeting of Stockholders.

                                    GENERAL

     As of the date of this proxy statement, the management of Enron has no knowledge of any business to be presented for consideration at the meeting other than that described above. If any other business should properly come before the meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the judgment of the persons named in such proxies.

     The cost of any solicitation of proxies will be borne by Enron. In addition to solicitation by use of the mails, certain officers and regular employees of Enron may solicit the return of proxies by telephone, telegraph or personal interview. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of material to and solicitation of proxies from the beneficial owners of Voting Stock held of record by such persons, and Enron will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out of pocket expenses incurred by them in connection therewith. In addition, Enron has retained a proxy soliciting firm, Corporate Investor Communications, Inc., to assist in the solicitation of proxies and will pay a fee of approximately $6,000 plus reimbursement of expenses.

                                          By Order of the Board of Directors

                                          PEGGY B. MENCHACA
                                          Vice President and Secretary

Houston, Texas
March 24, 1997

                                                                       EXHIBIT A

                          ENRON CORP. 1991 STOCK PLAN
                (AS AMENDED AND RESTATED EFFECTIVE MAY 6, 1997)

SECTION 1.  PURPOSE

     The purposes of this Enron Corp. 1991 Stock Plan (the "Plan") are to encourage selected persons employed by Enron Corp. (together with any successor thereto, the "Company") and its Affiliates and other eligible persons to develop a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of its stockholders, and to enhance the ability of the Company and its Affiliates to attract and retain key individuals who are essential to the progress, growth and profitability of the Company.

SECTION 2.  ADMINISTRATION

     2.1 The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be deemed the acts of the Committee.

     2.2 Subject to the terms of the Plan and applicable law, the Committee shall have sole power, authority and discretion to: (i) designate Participants;
(ii) determine the types of Awards to be granted to a Participant under the Plan; (iii) determine the number of Shares to be covered by or with respect to which payments, rights, or other matters are to be calculated in connection with Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, under what circumstances and how Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or may be canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret, construe and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan;
(ix) make a determination as to the right of any person to receive payment of an Award or other benefit; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

     2.3 Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any stockholder, and any employee of the Company or of any Affiliate.

     2.4 The provisions of this Section 2 with respect to decisions made by, and authority of, the Committee shall be subject to the controlling provisions of
Section 6.

SECTION 3.  SHARES AVAILABLE FOR AWARDS

     3.1 SHARES AVAILABLE.

     (i) CALCULATION OF NUMBER OF SHARES AVAILABLE. Effective May 6, 1997, the number of Shares available for granting Awards under the Plan shall be ten million (10,000,000) Shares, subject to adjustment as provided in Section 3.2.

     Further, if after the effective date of the Plan, any Shares covered by an Award granted under the Plan, or to which an Award relates, are forfeited, or if an Award otherwise terminates without the delivery of Shares or of other consideration, then the Shares covered by such Award (or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination) shall again be available for granting Awards under the Plan.

     (ii) ACCOUNTING FOR AWARDS. For purposes of this Section 3, if an Award is denominated in Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan; provided, however, that Awards that operate in tandem with (whether granted simultaneously with or at a different time from) other Awards may be counted or not counted under procedures adopted by the Committee in order to avoid double counting.

     (iii) SOURCES OF SHARES DELIVERABLE UNDER AWARDS. Any shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, of treasury Shares or of Shares held by the Enron Corp. Flexible Equity Trust.

     3.2 ADJUSTMENTS.

     (i) In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company (or other similar corporate transaction or event) affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, subject to Section 3.2(ii), in such manner as it may deem equitable, adjust any or all of (a) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, (b) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (c) the grant, purchase, or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that with respect to Awards of Incentive Stock Options, no such adjustment shall be authorized to the extent that such adjustment would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto; and provided further, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

     (ii) If, and whenever, prior to the expiration of a grant theretofore made, the Company shall effect a subdivision or consolidation of Shares or the payment of a stock dividend on Shares without receipt of consideration by the Company, the number of Shares with respect to which such grant may thereafter be vested or exercised (a) in the event of an increase in the number of outstanding Shares shall be proportionately increased, and if the grant is an Option the purchase price per Share shall be proportionately reduced, and (b) in the event of a reduction in the number of outstanding Shares shall be proportionately reduced, and if the grant is an Option the purchase price per Share shall be proportionately increased.

SECTION 4.  ELIGIBILITY

     4.1 Any Employee, including any officer or employee-director of the Company or of any Affiliate, any individual who is a Director of the Company duly elected by stockholders of the Company or who is a member of the board of directors of an Affiliate, who is not an Employee at the time the grant is made, and any individual performing services for the Company as a Non-employee Contractor, shall be eligible to be designated a Participant. However, the only class of Employees who shall be eligible to receive grants of Incentive Stock Options under the Plan shall be those Employees who are Employees of the Company or of an entity which is a parent or subsidiary corporation of the Company within the meaning of section 424(e) or (f) of the Code. Grants may be made to the same individual on more than one occasion.

     4.2 No individual who is subject to any written agreement with the Company that generally restricts the acquisition of Shares shall be eligible for any grant of an Award while such agreement is in effect.

SECTION 5.  AWARDS

     5.1 OPTIONS. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, which are not inconsistent with the provisions of the Plan, as the Committee shall determine:

          (i) EXERCISE PRICE. The per Share purchase price of an Option shall not be less than the Fair Market Value of a Share on the date of grant of such Option and in no event less than the par value of a Share.

          (ii) TIME AND METHOD OF EXERCISE. Subject to the provisions contained in the Plan and in a Participant's Award Agreement, unexercised vested Shares under an Option may be exercised in whole or in part from time to time by request to the Company. Payment of the exercise price and any applicable tax withholding amounts must be made at the time of exercise, in whole or in part, by delivery of a cashier's check, Shares or any combination thereof having a fair market value equal to such amount or part thereof provided that the fair market value of Shares so delivered shall be equal to the closing price of the Shares as reported in the Wall Street Journal on the date of actual receipt by the Company of the notice exercising the Option or, if no prices are so reported on such day, on the last preceding day on which such prices of Shares are so reported. An Option may be exercised through a broker financed exercise pursuant to the provisions of Regulation T of the Federal Reserve Board. If the Company receives payment of the purchase price for the exercise of the Option through a broker financed exercise before the end of the third business day following the broker's execution of the sale of Shares for the financed exercise, the exercise shall be effective at the time of such sale. Otherwise, the exercise shall be effective when the Company receives payment of the purchase price.

          (iii) INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

          (iv) OPTION AGREEMENT. Each grant of Options shall be evidenced by an Award Agreement which shall specify the term of the Option as well as vesting and termination provisions.

          (v) LIMIT ON SIZE OF OPTION GRANTS. No individual shall be granted Options totaling more than 1,000,000 Shares in any single calendar year.

          (vi) STATUS AS STOCKHOLDER. Unless and until a certificate or certificates representing such Shares shall have been issued by the Company to the Participant, the Participant (or the person permitted to exercise an Option in the event of the Participant's death or incapacity) shall not be or have any of the rights or privileges of a Stockholder of the Company with respect to the Shares acquirable upon an exercise of an Option.

     5.2 STOCK APPRECIATION RIGHTS. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants. Each Stock Appreciation Right shall be evidenced by an Award Agreement which shall specify the term of the Stock Appreciation Right as well as vesting and termination provisions. Subject to the terms of the Plan, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise over
(ii) the grant price of the right, which shall not be less than the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right and in no event less than the par value of one Share. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate; provided that the Committee shall retain final authority to determine whether (a) a Participant shall be permitted, or (b) to approve an election by a Participant, to receive cash in full or partial settlement of Stock Appreciation Rights. No individual shall be granted Stock Appreciation Rights totaling more than 1,000,000 Shares in any single calendar year.

     5.3 RESTRICTED STOCK.

     (i) ISSUANCE. The Committee is hereby authorized to grant Awards of Restricted Stock to Participants, which Awards shall be evidenced by Award Agreements, which shall specify vesting and termination provisions. Notwithstanding the foregoing, the number of Shares of Restricted Stock which may be granted shall be limited to not more than twenty-five percent (25%) of the total number of Shares available for grant under the Plan.

     (ii) RESTRICTIONS. Shares of Restricted Stock shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

     (iii) CERTIFICATES AND DIVIDENDS. All dividends and distributions, or cash equivalent thereof (whether cash, stock or otherwise), on unvested Shares of Restricted Stock shall be withheld from the respective Participant and credited by the Company for the Participant's account. At such time as a Participant becomes vested in a portion of the Award of Restricted Stock Shares, the restrictions thereon imposed by this Section 5.3(iii) shall lapse and certificates representing such vested shares shall be delivered to the Participant along with all accumulated credits for dividends and distributions, or cash equivalent thereof attributable to such vested shares. Interest shall not be paid on any dividends or distributions or cash equivalent thereof, credited by the Company for the account of a Participant. The Company shall have the option of paying such credits for accumulated dividends or distributions or cash equivalent thereof, in Shares of the Company rather than in cash. (If payment is made in Shares, the conversion to Shares shall be at the average Fair Market Value for the five trading days preceding the date of payment.) Dividends and distributions, or cash equivalent thereof credited on non-vested Restricted Stock shall be forfeited in the same manner and at the same time as the respective shares of Restricted Stock to which they are attributable are forfeited, except that such forfeited credits for dividends and distributions or cash equivalent thereof shall be canceled and shall not be available for future distribution under this Plan.

     (iv) PAYMENT. A Participant shall not be required to make any payment for Awards of Restricted Stock, except to the extent otherwise required by law.

     (v) FORFEITURE. Unless the Committee decides otherwise, Shares of non-vested Restricted Stock awarded to a Participant will be forfeited if the Participant terminates employment or service for any reason other than death, Disability, Retirement or Involuntary Termination. At the time and on the date of a Participant's death, Disability, Retirement or Involuntary Termination during the Participant's employment or service, prior to the date the Participant otherwise becomes fully vested in all the Restricted Stock awarded to the Participant, all restrictions placed on each share of Restricted Stock awarded to the Participant shall lapse and the non-vested Restricted Stock will become fully vested Released Securities. From and after such date the Participant or the Participant's estate, personal representative or beneficiary, as the case may be, shall have full rights of transfer or resale with respect to such Restricted Stock subject to applicable state and federal regulations.

     (vi) PERFORMANCE-BASED RESTRICTED STOCK. The Committee is hereby authorized to grant Awards of Restricted Stock which qualify as performance-based compensation under Code Section 162(m), such that a) the issuance is contingent upon attainment of pre-established performance criteria;
b) restrictions lapse contingent upon attainment of pre-established performance criteria; or c) the issuance is in lieu of cash payments under the Enron Corp. Annual Incentive Plan or the Enron Corp. Performance Unit Plan, based upon attainment of the performance criteria established under the terms of those stockholder approved plans. The performance criteria to be used with such Awards shall be after-tax net income and/or cash flow, at the Company and/or subsidiary level, as determined at the sole discretion of the Committee. Performance criteria will be established by the Committee prior to the beginning of each performance period, defined as January 1 of each year, or such later date as permitted under the Code, or applicable regulations. Notwithstanding any other provision of the Plan, no individual shall be granted Awards of Restricted Stock under this Section 5.3(vi) totaling more than 100,000 Shares in any single calendar year.

     (vii) PHANTOM STOCK UNITS. Notwithstanding any other provision of the Plan to the contrary, wherever under the Plan, a provision is made for the grant to a Director of the Company of Shares of Restricted Stock, whether such grant is discretionary or non-discretionary (as in Section 6), such grant shall be made in an equivalent number of Phantom Stock Units instead of Shares of Restricted Stock. An Award of Phantom Stock Units granted under Section 6 shall be subject to the provisions therein that apply to a grant of Shares of Restricted Stock. Additionally, the Committee is authorized to grant Awards of Phantom Stock Units to eligible persons other than Directors of the Company. Awards of Phantom Stock Units shall be evidenced by Award Agreements. Except as provided in Section 6, paragraphs (ii), (iii), (iv) and (v) of this Section 5.3 shall apply to Awards of Phantom Stock Units in similar manner as they apply to Shares of Restricted Stock, as interpreted by the Committee, provided, however, the limitation in paragraph (i) above on the number of Shares of Restricted Stock which may be granted shall apply to total aggregate Awards of Shares of Restricted Stock and Phantom Stock Units. A Phantom Stock Unit is a contractual obligation of the Company equal in value to one Share of the Company, which until paid is an unfunded bookkeeping credit on the records of the Company. Such credit shall be increased by the dividends per Share of the Company after the date of the Award. The portion of such credit attributable to Phantom Stock Units shall be paid under paragraph (iii) above in Shares of the Company.

     5.4 GENERAL.

     (i) NO CASH CONSIDERATION FOR AWARDS. Except as otherwise provided in the Plan, awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

     (ii) AWARDS MAY BE GRANTED SEPARATELY OR TOGETHER. Awards, in the discretion of the Committee, may be granted either alone or in addition to, or in tandem with any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

     (iii) LIMITS ON TRANSFER OF AWARDS. No Award (other than Released Securities) and no right under any such Award shall be assignable, alienable, saleable or transferable by a Participant other than:

          (a) by will or by the laws of descent and distribution;

          (b) pursuant to a "domestic relations order" as defined in Section 414 of the Code or Section 206 of the Employee Retirement Income Security Act of 1974, as amended;

          (c) by transfer by an eligible Participant, subject to such rules as the Committee may adopt to preserve the purposes of the Plan (including limiting such transfer to Participants who are directors or senior executives), to:

             (I) a member of his or her Immediate Family,

             (II) a trust solely for the benefit of the Participant and his or her immediate Family, or

             (III) a partnership or limited liability company whose only partners or shareholders are the Participant and his or her Immediate Family members,

          (d) by designation, in a manner established by the Committee, of a beneficiary or beneficiaries to exercise the rights of the Participant and to receive any property distributable with respect to any Award upon the death of the Participant.

     Each transferee described in (b) and (c) above is hereafter referred to as a "Permitted Transferee", provided that the Committee is notified in writing of the terms and conditions of any transfer intended to be described in (b) or (c) and the Committee determines that the transfer complies with the requirements of the Plan and the applicable Award Agreement. Any purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance that does not qualify under (a), (b), (c) or (d) shall be void and unenforceable against the Company. "Immediate Family" means, with respect to a particular Participant, the Participant's spouse, children or grandchildren (including adopted and stepchildren and grandchildren).

     The terms and provisions of an Award Agreement shall be binding upon the beneficiaries, executors and administrators of the Participant and on the Permitted Transferees of the Participant (including the beneficiaries, executors and administrators of the Permitted Transferees), except that Permitted Transferees shall not reassign any Award other than by will or by the laws of descent and distribution. An Award shall be exercised only by the Participant (or his or her attorney in fact or guardian) (including, in the case of a transferred Award, by a Permitted Transferee), or, in the case of the Participant's death, by the Participant's executor or administrator (including, in the case of a transferred Award, by the executor or administrator of the Permitted Transferee), and all exercises of an Award shall be accompanied by sufficient payment, as determined by the Company, to meet its withholding tax obligation on such exercise or by other arrangements satisfactory to the Committee to provide for such payment.

     (iv) TERM OF AWARDS. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten (10) years from the date of its grant.

     (v) RULE 16b-3. It is intended that the Plan and any Award made to a Person subject to Section 16 of the Securities Exchange Act of 1934, as amended, meet all of the requirements of Rule 16b-3. If any provision of the Plan or any such Award would disqualify the Plan or such Award under, or would otherwise not comply with, Rule 16b-3, such provision or Award shall be construed or deemed amended to conform to Rule 16b-3.

     (vi) STATUS OF STOCK. The Company intends to register for issue under the Securities Act of 1933, as amended ("The Act"), the Shares acquirable pursuant to Awards under the Plan, and to keep such registration effective throughout the period any Awards are in effect. In the absence of such effective registration or an available exemption from registration under the Act, delivery of Shares acquirable pursuant to Awards under the Plan shall be delayed until registration of such Shares is effective or an exemption from registration under the Act is available. The Company intends to use its best efforts to ensure that no such delay will occur. In the event exemption from registration under the Act is available, Participant (or Participant's estate, personal representative or guardian in the event of the Participant's death or incapacity), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws. No sale or disposition of Shares acquired pursuant to an Award under the Plan by a Participant shall be made in the absence of an effective registration statement with respect to such Shares under the Act unless an opinion of counsel satisfactory to the Company that such sale or disposition will not constitute a violation of the Act or any other applicable securities laws is first obtained. In the event that a Participant proposes to sell or otherwise dispose of Shares in such a manner that an exception from the registration requirements of the Act is unavailable for such sale or disposition, and upon request to the Company by the Participant, the Company, at its sole cost and expense, shall cause a registration statement to be prepared and filed with respect to such sale or disposition by the Participant and shall use its best efforts to have such registration statement declared effective, and, in connection therewith, shall execute and deliver such documents as shall be necessary, including without limitation, agreements providing for the indemnification of underwriters for any loss or damage incurred in connection with such sale or disposition.

     (vii) SHARE CERTIFICATES. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions, including, but not limited to, the provisions of Subsection 5.4(vi).

SECTION 6.  GRANTS TO NON-EMPLOYEE DIRECTORS

     6.1 A. Subject to the limitation of the number of Shares and Restricted Stock set forth in Section 3 and Section 5.3(i), each Director of the Company who is not otherwise an employee of the Company or any Affiliate (a "non-employee Director"), effective during the term of the Plan on each Monday next following the Director's election at the annual meeting of stockholders of the Company (commencing with the 1992 annual meeting of stockholders), is hereby granted, effective on such date, shares of Restricted Stock and an Option to purchase Shares as determined by the provisions of the following paragraph. The Option shall not be an Incentive Stock Option.

     B. The number of shares of Restricted Stock hereby granted in each year to each non-employee Director shall be equal to fifty percent (50%) of "A", where "A" is equal to (i) the average Retainer Fee, on an annualized basis, paid or payable to a non-employee Director in the prior fiscal year, divided by (ii) the per share Fair Market Value of the Shares on the date of grant, rounded to the next higher increment of ten. The average Retainer Fee, on an annualized basis, paid to a non-employee Director shall be determined by dividing the number of non-employee Directors serving on the Board in the previous fiscal year into the aggregate annualized cash Retainer Fee paid to or entitled to be received by (but for elections made by such Directors under Section 6.2 of the Plan) all such non-employee Directors during the Company's preceding fiscal year for services rendered to the Company as Directors (including any deferred compensation). "Retainer Fee" means the amount which a non-employee Director receives for serving as a Director, a member of a committee of the Board of Directors of the Company or a chairperson of such a committee. The number of Shares which is granted hereby in each year to each non-employee Director pursuant to an Option is equal to the number of shares of Restricted Stock granted hereby multiplied by the number four (4).

     6.2 A. Subject to the limitation of the total number of Shares and Restricted Stock set forth in Section 3 and Section 5.3(i), on July 1 of each year, each non-employee Director, who on or prior to December 31 of the previous year files with the Committee or its designate an irrevocable election to receive a grant under this Section 6.2 in lieu of a portion or all of the cash amount of the projected Retainer Fees plus meeting fees for six (6) regular meetings of the Board of Directors, such Director will be entitled to receive in the following year beginning January 1 and ending December 31, as determined at the time of such election (the "Aggregate Fee"), is hereby granted on such July 1, shares of Restricted Stock and an Option to purchase a number of Shares, as determined by the provisions of the following paragraph. In making such election, the non-employee Director may elect a vesting date applicable to the grant of shares of Restricted Stock to be a date not earlier than six (6) months and not later than five (5) years from the date of grant. The Options shall not be Incentive Stock Options.

     B. The number of Shares of Restricted Stock which is hereby granted on each July 1 to a non-employee Director making such an election is equal to fifty percent (50%) of "A", where "A" is equal to (i) the cash amount of the portion of such projected Aggregate Fee selected by the non-employee Director, divided by (ii) the per share Fair Market Value of a Share on the date of grant, rounded to the next higher increment of ten. The number of Shares for which an Option is hereby granted on each July 1 to such non-employee Director is equal to the number of shares of Restricted Stock granted hereby multiplied by the number four (4).

     6.3 The following provisions are applicable to Options granted pursuant to Sections 6.1 and 6.2:

          A. Options shall be exercisable according to the following provisions:

             (i) An Option granted pursuant to Section 6.1 shall become exercisable for twenty percent (20%) of the Shares covered thereby on the date of grant, and thereafter, for twenty percent (20%) of the Shares covered thereby on each of the first, second, third and fourth anniversaries of the grant thereof.

             (ii) An Option granted pursuant to Section 6.2 shall be exercisable in full on the date of grant.

          B. The purchase price of a Share covered under an Option granted under Sections 6.1 or 6.2 shall be the Fair Market Value of a Share on the date of grant, but not less than the par value of a Share.

          C. Each Option shall expire ten (10) years from the date of grant thereof, but shall be subject to earlier termination as follows. Options, to the extent exercisable as of the date a non-employee Director optionee ceases to serve as a Director of the Company, must be exercised within three months of such date unless such event results from death, Disability or Retirement, in which case such Options may be exercised by the optionee, the optionee's legal representative, heir or devisee, as the case may be, within one (1) year from the date of death, Disability or Retirement; provided, however, that no such event shall extend the normal expiration date of such Options.

          D. Upon exercise of the Option, delivery of a certificate for fully paid and nonassessable Shares shall be made at the corporate office of the Company in Houston, Texas to the optionee exercising the Option either at such time during ordinary business hours after fifteen (15) days but not more than thirty (30) days from the date of receipt of the notice by the Company as shall be designated in such notice, or at such time, place and manner as may be agreed upon by the Company and the optionee exercising the Option.

          E. That portion of Options granted under Section 6.2 to a non-employee Director which is attributable to a portion of the Director's Aggregate Fee which would not have been earned due to termination of service as a Director or a change in the Director's membership on a committee(s) of the Board of Directors automatically shall be canceled upon such an event.

     6.4 The following provisions are applicable to grants of Restricted Stock made pursuant to Sections 6.1 or 6.2, as the case may be:

          A. A recipient of a Restricted Stock grant made pursuant to Section
     6.1 shall obtain without cost to the recipient a vested right in the Restricted Stock so granted based on the recipient's consecutive full years of service completed as a Director of the Company after the date of the grant in accordance with the following table:

COMPLETED YEARS OF SERVICE                                    PERCENT OF SHARES OF
AFTER DATE OF GRANT                                            STOCK GRANT VESTED
--------------------------                                    --------------------
     Less than 1............................................            0%
               1............................................           20%
               2............................................           40%
               3............................................           60%
               4............................................           80%
               5............................................          100%

          B. All Shares of Restricted Stock, upon vesting, shall be deemed to be fully paid and nonassessable.

          C. Shares of non-vested Restricted Stock awarded to a non-employee Director will be forfeited if the Director terminates service as a Director for any reason other than death, Disability or Retirement.

          D. At the time and on the date of a non-employee Director's death, Disability or Retirement during the Director's service as a Director prior to the date the Director otherwise becomes fully vested in all the Restricted Stock awarded to the Director, all restrictions placed on each share of Restricted Stock awarded to the Director shall lapse and the non-vested Restricted Stock will become fully vested Released Securities. From and after such date, the Director or the Director's legal representative, heir or devisee, as the case may be, shall have full rights of transfer or resale with respect to such Restricted Stock subject to applicable state and federal regulations.

     6.5 A non-employee Director shall be ineligible to receive a grant provided for in Sections 6.1 and 6.2 if as of the date of such grant the Director (i) is an employee of the Company or any Affiliate or (ii) has been an employee of the Company or any Affiliate for any part of the calendar year preceding the calendar year in which such a grant is to be made.

     6.6 In the event that the number of Shares available for grants under the Plan is insufficient to make all grants provided for in this Section 6 hereby made on the applicable date, then all non-employee Directors who are entitled to a grant on such date shall share ratably in the number of Shares then available for grant under the Plan, and shall have no right to receive a grant with respect to the deficiencies in the number of available Shares.

     6.7 Except as expressly provided in this Section 6, grants made pursuant to this Section 6 shall be subject to the terms and conditions of the Plan; however, if there is a conflict between the terms and conditions of the Plan and this Section 6, then the terms and conditions of this Section 6 shall control.

     6.8 All Options and grants of Restricted Stock under this Section 6 shall be evidenced by Award Agreements.

SECTION 7.  AMENDMENT AND TERMINATION

     Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

     7.1 AMENDMENTS TO THE PLAN. The Board of Directors in its discretion may terminate the Plan at any time with respect to any Shares for which a grant has not theretofore been made. The Board of Directors shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that no change in any grant theretofore made may be made which would impair the rights of the recipient of a grant without the consent of such recipient; and provided further, that notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company no such amendment or alteration shall be made that would:

          (i) increase the total number of Shares available for Awards under the Plan, except as provided in Section 3 hereof;

          (ii) change the minimum Option price;

          (iii) change the class of Participants eligible to receive Awards;

          (iv) extend the maximum period during which Awards may be granted under the Plan;

          (v) increase the maximum number of Options that may be granted under
     Section 5.1, Stock Appreciation Rights that may be granted under Section
     5.2 or Shares of performance-based Restricted Stock that may be granted under Section 5.3(vi) to any individual in any calendar year; or

          (vi) otherwise modify the material terms of the Plan.

     7.2 ADJUSTMENTS OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS.

     A. Subject to the provisions of Section 7.2B, C and D below, if a transaction occurs which is not approved or recommended by a majority of the Board of Directors of the Company in actions taken prior to, and with respect to, such transaction in which either (i) the Company merges or consolidates with any other corporation (other than one of the Company's wholly owned subsidiaries) and is not the surviving corporation (or survives only as the subsidiary of another corporation), (ii) the Company sells all or substantially all of its assets to any other person or entity, or (iii) the Company is dissolved, or if (iv) any third person or entity (other than the trustee or committee of any qualified employee benefit plan of the Company), together with its Affiliates and Associates shall be, directly or indirectly, the Beneficial Owner of at least thirty percent (30%) of the Voting Stock of the Company, or
(v) the individuals who constitute the members of Company's Board of Directors on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a Director subsequent to the date hereof whose election or nomination for election by the Company's stockholders was approved by a vote of at least eighty percent (80%) of the Directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director, without objection to such nomination) shall be, for purposes of this clause (v), considered as though such person were a member of the Incumbent Board, then within (a) ten days of the approval by the stockholders of the Company of such merger, consolidation, sale of assets or dissolution as described in clause (i), (ii) or (iii) of this Section 7.2A, or
(b) thirty (30) days of the occurrence of such change of Beneficial Ownership or Directors as described in clause (iv) or (v) of this Section 7.2A., then with respect to outstanding grants of Restricted Stock made under Section 5.3, each recipient thereof shall have a fully vested right in all Restricted Stock granted to the recipient and then outstanding, and with respect to outstanding grants of Options and Stock Appreciation Rights made under Section 5.1 or
Section 5.2, respectively, all such outstanding Options and Stock Appreciation Rights, irrespective of whether they are then exercisable, shall be surrendered (at such time as may be necessary to comply with Rule 16b-3) to the Company by each grantee thereof and such Options and Stock Appreciation Rights shall thereupon be canceled by the Company, and the grantee shall receive a cash payment by the Company in an amount equal to the number of Shares subject to the Options and/or Stock Appreciation Rights held by such grantee multiplied by the difference between (x) and (y) where (y) equals, in the case of Options, the purchase price per Share covered by the Option or, in the case of Stock Appreciation Rights, the grant price of the Stock Appreciation Right, and (x) equals (1) the per share price offered to stockholders of the Company in any such merger, consolidation, sale of assets or dissolution transaction, (2) the per share price offered to stockholders of the Company in any tender offer or exchange offer whereby any such change of Beneficial Ownership or Directors takes place, or (3) the Fair Market Value of a Share on the date determined by the Committee (as constituted prior to any change described in clause (iv) or (v)) to be the date of cancellation and surrender of such Options and/or Stock Appreciation Rights if any such change of Beneficial Ownership or Directors occurs other than pursuant to a tender or exchange offer, whichever is appropriate. In the event that the consideration offered to stockholders of the Company in any transaction described in this Section 7.2A consists of anything other than cash, the Committee (as constituted prior to such transaction) shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

     B. Except as otherwise expressly provided herein, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to Restricted Stock, Stock Appreciation Rights or Options theretofore granted or the purchase price or grant price per share, if applicable.

     C. Any adjustment provided for in Section 3.2 or Section 7.2 shall be subject to any required stockholder action.

     7.3 CORRECTION OF DEFECTS, OMISSIONS AND INCONSISTENCIES. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable in the establishment or administration of the Plan.

SECTION 8.  GENERAL PROVISIONS

     8.1 NO RIGHTS TO AWARDS. No Employee, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each Participant.

     8.2 TAX WITHHOLDING. The Company or any Affiliate is authorized and directed (i) to withhold from any Award granted or any payment due or any transfer made under any Award or under the Plan the amount (in cash, Shares or a combination of cash and Shares) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan, and
(ii) to take such other action, including but not limited to, acceptance of already owned Shares (including Shares acquired from the exercise of an Option or vesting of Shares of Restricted Stock), as may be necessary to satisfy all obligations for the payment of such taxes.

     8.3 NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements and such arrangements may be either generally applicable or applicable only in specific cases.

     8.4 NO RIGHT TO EMPLOYMENT. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan unless otherwise expressly provided in the Plan or in any Award Agreement.

     8.5 GOVERNING LAW. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable Federal law, and to the extent not preempted thereby, with the laws of the State of Texas.

     8.6 SEVERABILITY. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws. If it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

     8.7 NO TRUST OR FUND CREATED. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

     8.8 NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated. In addition, no fractional Shares shall be accepted by the Company in payment of the exercise price of an Option or in payment of required tax withholding amounts.

     8.9 HEADINGS. Headings are given to the Sections and Subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

     8.10 NO LIMITATION. The existence of the Plan and the grants of Awards made hereunder shall not affect in any way the right or power of the Board of Directors or the stockholders of the Company (or stockholders of any Affiliate, as applicable) to make or authorize any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Company or any Affiliate, any merger or consolidation of the Company or any Affiliate, any issue of debt or equity securities ahead of or affecting Shares or the rights thereof or pertaining thereto, the dissolution or liquidation of the Company or any Affiliate or any sale or transfer of all or any part of Company or any Affiliate's assets or business, or any other corporate act or proceeding.

     8.11 NO RIGHT TO RETENTION. Neither the Plan, nor any Award granted pursuant to the Plan, is a contract or agreement that the Company will retain the services of an Employee, a Director or Non-employee Contractor for any period of time, or at any particular rate of compensation, nor does it affect a right of a Director of the Company or an Affiliate to resign or be removed, as the case may be, from the Company's or the Affiliate's Board of Directors.

     8.12 SECURITIES LAWS. Each Award granted under the Plan shall be subject to the requirement that if at any time the Board of Directors shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such grant upon any securities exchange or under any state or federal law, or that the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, such grant or the issue or purchase of shares thereunder, such grant shall be subject to the condition that such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

SECTION 9.  EFFECTIVE DATE OF THE PLAN

     The Plan shall be effective as of the date of its approval by the stockholders of the Company.

SECTION 10.  TERM OF THE PLAN

     No Award shall be granted under the Plan after the earlier of (i) ten (10) years from the date of approval of the Plan by the stockholders of the Company pursuant to Section 9 or (ii) termination of the Plan pursuant to Section 7.1. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and any authority of the Committee to amend, alter, suspend, discontinue or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond such date.

SECTION 11.  DEFINITIONS

     As used in the Plan, the following terms shall have the meanings set forth below:

          (a) "Affiliate" shall mean (i) any entity that directly or through one or more intermediaries is controlled by the Company, (ii) any entity in which the Company has a significant equity interest as determined by the Committee, (iii) with respect to matters relating to Rule 16b-3, as the term "affiliate" is used in Rule 16b-3 and (iv) as used in Section 7.2 and in the term "Associate," as the term "affiliate" is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

          (b) "Associate" is used to indicate a relationship with a specified person and shall mean (i) any corporation, partnership or other organization to which such specified person is an officer or partner or is, directly or indirectly, the Beneficial Owner of ten percent (10%) or more of any class of equity securities, (ii) any trust or other estate in which such specified person has a substantial beneficial interest or as to which such specified person serves as trustee or in a similar fiduciary capacity,
     (iii) any relative or spouse of such specified person, or any relative of such spouse, who has the same home as such specified person or who is a Director or officer of the Company or any of its parents or Affiliates, and
     (iv) any person who is a director or officer of such specified person or any of its parents or Affiliates (other than the Company or any wholly owned subsidiary of the Company).

          (c) "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock or Phantom Stock Unit granted under the Plan.

          (d) "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

          (e) "Beneficial Owner" shall be defined by reference to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation; provided, however, and without limitation, any individual, corporation, partnership, group, association or other person or entity which has the right to acquire any Voting Stock at any time in the future, whether such right is contingent or absolute, pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, warrants or options, or otherwise, shall be the Beneficial Owner of such Voting Stock.

          (f) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          (g) "Committee" shall mean a committee of the Board of Directors of the Company designated by such Board to administer the Plan and composed of not less than two Non-Employee Directors, as defined in Rule 16b-3.

          (h) "Disability" shall mean, with respect to an Employee of the Company or one of its Affiliates, such total and permanent disability as qualifies the Employee for benefits under the long-term or extended disability plan of the Company or Affiliate covering the Employee at the time. With respect to a non-employee Director, Disability shall mean inability to perform duties and services as a Director of the Company or an Affiliate by reason of a medically determinable physical or mental impairment supported by medical evidence which in the opinion of the Committee can be expected to result in death or which can be expected to last for a continuous period of not less than twelve (12) months. With respect to a Non-employee Contractor, Disability shall mean inability to perform duties and services for the Company or an Affiliate by reason of a medically determinable physical or mental impairment supported by medical evidence which in the opinion of the Committee can be expected to result in death or which can be expected to last for a continuous period of not less than twelve (12) months.

          (i) "Employee" shall mean any person employed by the Company or any Affiliate.

          (j) "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the value of such property determined by such methods or procedures as shall be established from time to time by the Committee; provided, that so long as the closing price of Shares as reported in The Wall Street Journal is reported, Fair Market Value with respect to Shares on a particular date shall mean such closing price of Shares as so reported for such date (or, if no prices are quoted for that date, as so quoted for the last preceding date for which such prices were so quoted).

          (k) "Incentive Stock Option" shall mean an option granted under
     Section 5.1 of the Plan that is intended to meet the requirements of
     Section 422 of the Code, or any successor provision thereto.

          (l) "Involuntary Termination" shall mean termination of a Participant's employment as an Employee or service as a Non-employee Contractor with the Company or an Affiliate at the election of the Company or Affiliate, provided that such termination is not Termination for Cause and provided further, that in the case of a Non-employee Contractor, such termination is not due to the election of the Company or an Affiliate not to renew the Non-employee Contractor's contract upon its expiration. Involuntary Termination shall not include a transfer of assignment or location of a Participant where the Participant is employed by the Company or an Affiliate both before and after the transfer.

          (m) "Non-employee Contractor" shall mean a person who is not an Employee as defined in this Section 11, who is performing services for the Company or an Affiliate under a contractual arrangement either directly or through a third party agency.

          (n) "Non-Qualified Stock Option" shall mean an option granted under
     Section 5.1 or Section 6 of the Plan that is not intended to be an Incentive Stock Option.

          (o) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

          (p) "Participant" shall mean an Employee or other individual described in Sections 4.1 and 4.2 designated to be granted an Award under the Plan.

          (q) "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

          (r) "Phantom Stock Unit" shall mean an Award granted under Section 5.3(vii) of the Plan.

          (s) "Released Securities" shall mean securities that were Restricted Stock with respect to which all applicable restrictions have expired, lapsed or been waived.

          (t) "Restricted Stock" shall mean any Shares granted under Section 5.3 or Section 6.1 or Section 6.2 of the Plan.

          (u) "Retirement" shall mean (i) with respect to an Employee of the Company or one of its Affiliates, after attainment of age 55 with at least 5 years of service, the Employee's termination of employment and eligibility to receive benefits under the Enron Corp. Cash Balance Plan, and (ii) with respect to a Director of the Company, termination of service as a Director or Honorary Director, after at least five (5) years of continuous service, or upon or after the date the Director attains age 72.

          (v) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended from time to time.

          (w) "Shares" shall mean the shares of Common Stock of the Company, $.10 par value, and such other securities or property as may become the subject of Awards pursuant to an adjustment made under Section 3.2 of the Plan.

          (x) "Stock Appreciation Right" shall mean any right granted under
     Section 5.2 of the Plan.

          (y) "Termination for Cause" shall mean termination of employment or services at the election of the Company or an Affiliate because of the Participant's (i) conviction of a felony (which, through lapse of time or otherwise, is not subject to appeal); or (ii) willful refusal without proper legal cause to perform the Participant's duties and responsibilities; or (iii) willfully engaging in conduct which the Participant has, or in the opinion of the Committee should have, reason to know is materially injurious to the Company or an Affiliate. Such termination of employment or services shall be effected by notice thereof delivered by the Company or an Affiliate to the Participant and shall be effective as of the date stated in such notice; provided, however, that if
     (a) such termination of employment or services is because of the Participant's willful refusal without proper cause to perform any one or more duties and responsibilities and (b) within seven (7) days following the date of such notice the Participant shall cease such refusal and shall use all reasonable efforts to perform such obligations, the termination of employment or services, if made, shall not be for cause.

          (z) "Voting Stock" shall mean all outstanding shares of capital stock of the Company entitled to vote generally in elections for directors, considered as one class; provided, however, that if the Company has shares of Voting Stock entitled to more or less than one vote for any such share, each reference to a proportion of shares of Voting Stock shall be deemed to refer to such proportion of the votes entitled to be cast by such shares.

          (aa) Any terms or provisions used herein which are defined in Sections 83, 421, 422 or 424 of the Code, or the regulations thereunder, or in Rule 16b-3 of the Securities Exchange Act of 1934, as amended, shall have the meanings as therein defined.

SECTION 12.  PURPOSE OF FOLLOWING SECTIONS

     12.1 The purpose of these additional sections is to obtain Approved Share Option Scheme status for UK Participants under the Plan. These sections are to be read as a continuation of the Plan and modify the Options granted thereunder only in relation to UK resident Participants who are granted Options under the Plan with additional sections. They do not add to or modify the Plan in respect of any other category of Participant.

SECTION 13.  DEFINITIONS AND CONSTRUCTION

     13.1 The following additional capitalized definitions shall have the respective meanings set forth below:

          (a) "Act" shall mean the Income and Corporation Taxes Act 1988.

          (b) "Approved Option" shall mean an Option granted under the Plan with additional sections to a UK Participant while the Plan with additional sections is approved by the UK Inland Revenue under the Act.

          (c) "Limit" shall mean the greater of

             (i) L100,000 or

             (ii) if there were Relevant Emoluments for the preceding Year of Assessment, four times the amount of the Relevant Emoluments for the current or preceding Year of Assessment (whichever of those years gives the greater amount) or

             (iii) if there were no Relevant Emoluments for the preceding Year of Assessment, four times the amount of the Relevant Emoluments for the period of 12 months beginning with the first day during the current Year of Assessment in respect of which there are Relevant Emoluments.

          "Relevant Emoluments" shall mean such of the emoluments of the UK Participant as are liable to be paid under deduction of PAYE income tax.

          (d) "UK Participant" shall mean an Employee or director of the Company or any participating Affiliate who satisfies the eligibility criteria in
     Section 4 of the Plan (as modified by Section 15).

          (e) "Year of Assessment" shall mean a year beginning on any 6 April and ending on the following 5 April.

     13.2 The following definitions in Section 11 shall be modified as set forth below in relation to Approved Options only and shall be so construed throughout the Plan:

          (a) "Affiliate" shall mean any company which is both a Subsidiary of the Company (as defined by Section 736 of the Companies Act 1985) and under the Control of the Company (as defined by Section 840 of the Act) and which is for the time being designated by the Committee as a participating Affiliate.

          (b) "Award" shall mean Options only.

          (c) "Option" shall mean Non-Qualified Stock Options only.

          (d) "Shares" shall mean shares of Common Stock of the Company which satisfy the provisions of paragraph 10 to 14 inclusive of Schedule 9 to the Act.

     13.3 The following definitions in Section 11 shall be treated as having been omitted therefrom in relation to Approved Options only and the Plan shall accordingly be constructed throughout as if all references to such definitions had been omitted:

          (i) "Incentive Stock Option".

          (ii) "Released Securities".

          (iii) "Restricted Stock".

          (iv) "Stock Appreciation Right".

          (v) "Phantom Stock Unit".

SECTION 14.  ADJUSTMENTS

     14.1 Section 3.2 shall not apply to Approved Options.

     14.2 In the event of any variation of the share capital of the Company by way of capitalization or rights issue, consolidation, subdivision or reduction of capital or otherwise, the number of Shares subject to any Approved Option and the Exercise Price for each of those Shares shall be adjusted in such manner as the Committee decide to be fair and reasonable provided that:

          (i) the aggregate amount payable on the exercise of an Approved Option in full is not increased

          (ii) the Exercise Price for a Share is not reduced below its par value

          (iii) no adjustment shall be made without the prior approval of the Board of Inland Revenue and

          (iv) following the adjustment the Shares continue to satisfy the conditions specified in paragraphs 10 to 14 inclusive of Schedule 9 to the Act.

SECTION 15.  ELIGIBILITY

     Section 4.1 shall be modified in relation to Approved Options so that:

          (a) only Directors of the Company or a participating Affiliate who are required to devote substantially the whole of their time to their duties and in any case not less than 25 hours per week (excluding meal breaks), and

          (b) Employees who are not Directors of the Company or a participating Affiliate who are required to devote substantially the whole of their time to their duties and in any case not less than 20 hours per week (excluding meal breaks) who are not ineligible to participate in the Plan by virtue of paragraph 8 of Schedule 9 to the Act (material interest in a close company) shall be eligible to be designated a Participant.

SECTION 16.  AWARDS

     16.1 OPTIONS.

     A. EXERCISE PRICE. The provisions of Section 5.1(i) of the Plan shall be modified in relation to Approved Options as if the words: "and specified in the Award Agreement" had been included immediately after the word "Committee" in line 2 thereof.

     B. TIME AND METHOD OF EXERCISE. Section 5.1(ii) of the Plan shall be modified in relation to Approved Options so that an Option may only be exercised by a Participant giving notice to the Company in writing of the number of Shares in respect of which he wishes to exercise the Option accompanied by the appropriate payment either in cash or by the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the relevant exercise price. No Approved Option may be exercised by a UK Participant who has become ineligible to participate in the Plan by virtue of paragraph 8 of Schedule 9 to the Act (material interest in a close company).

     16.2 STOCK APPRECIATION RIGHTS. The provisions of Section 5.2 of the plan shall not apply to Approved Options.

     16.3 RESTRICTED STOCK. The provisions of Section 5.3 of the Plan shall not apply to Approved Options.

     16.4 GENERAL.

     A. FURTHER LIMITATIONS ON THE AMOUNT OF AWARDS. No Approved Options shall be granted to UK Participants if at the relevant date of grant the aggregate Exercise Price of all subsisting Approved Options granted under the Plan and any other plan established by the Company or any associated company of the Company and approved by the Inland Revenue under the provisions of Schedule 9 to the Act (other than a savings-related share option scheme) would exceed the Limit.

     B. LIMITS ON TRANSFER OF AWARDS. Section 5.4(iii) of the Plan shall be modified so that Approved Options will only be exercisable for the period of 12 months following the death of the relevant UK Participant. The provisions of
Section 5.4(iii)(b) and Section 5.4(iii)(c) shall not apply to Approved Options.

     C. ISSUE OR TRANSFER OF SHARES. The appropriate number of Shares shall be allotted or transferred (as the case may be) within 30 days following the exercise of an Option.

SECTION 17.  GRANTS TO NON-EMPLOYEE DIRECTORS

     The provisions of Section 6 shall not apply to Approved Options.

SECTION 18.  AMENDMENT AND TERMINATION

     18.1 AMENDMENTS TO THE PLAN. No amendments to the Plan which relate to an Approved Option shall be effective unless they are approved by the UK Inland Revenue.

     18.2 ADJUSTMENTS OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. The provisions of Section 7.2A of the Plan shall not apply to Approved Options.

     Executed as of the        day of             , 1997.

                                          ENRON CORP.

                                          By:
                                            ------------------------------------
                                            Title:

ATTEST:

--------------------------------------
Vice President and Secretary

                                  [ENRON LOGO]

                              [ENRON CORP LOGO]

P         PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ENRON CORP.
                          FOR ANNUAL MEETING ON MAY 6, 1997
R
    The Undersigned hereby appoints Kenneth L. Lay, James V. Derrick, Jr., and
O Peggy B. Menchaca, or any of them, and any substitute or substitutes, to be the attorneys and proxies of the undersigned at the Annual Meeting of
X Stockholders of Enron Corp. ("Enron") to be held at 10:00 a.m. Houston time on Tuesday, May 6, 1997, in the LaSalle Ballroom of the Doubletree Hotel at
Y Allen Center, 400 Dallas St., Houston, Texas, or at any adjournment thereof, and to vote at such meeting the shares of stock of Enron the undersigned held of record on the books of Enron on the record date for the meeting.


ELECTION OF DIRECTORS, NOMINEES:                  (change of address/comments)

Robert A. Belfer, Norman P. Blake, Jr.,
Ronnie C. Chan, John H. Duncan, Joe H.       ----------------------------------
Foy, Wendy L. Gramm, Robert K. Jaedicke,
Kenneth L. Lay, Charles A. LeMaistre,        ----------------------------------
Jeffrey K. Skilling, John A. Urquhart,
John Wakeham, Charls E. Walker, Herbert      ----------------------------------
S. Winokur, Jr.
                                             ----------------------------------
                                             (If you have written in the above
                                             space, please mark the
                                             corresponding box on the reverse
                                             side of this card)


YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE
APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK
ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD   --------------
OF DIRECTORS' RECOMMENDATIONS.  THE PROXIES CANNOT VOTE        SEE REVERSE
YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.                SIDE
                                                             --------------

/X/ PLEASE MARK YOUR VOTES AS IN THIS                                      7405
    EXAMPLE.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND AGAINST PROPOSAL 4.

--------------------------------------------------------------------------------
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3 AND AGAINST PROPOSAL 4.
--------------------------------------------------------------------------------

1. Election of Directors. (see reverse)                  FOR / /   WITHHELD / /

   For, except vote withheld from the following nominee(s):

--------------------------------------------------------------------------------

2. Approval of the Amended and Restated      FOR / /   AGAINST / /   ABSTAIN / /
   1991 Stock Plan

3. Ratification of appointment of            FOR / /   AGAINST / /   ABSTAIN / /
   independent accountants.

4. Stockholder cumulative voting proposal    FOR / /   AGAINST / /   ABSTAIN / /

5. In the discretion of the proxies named herein, the proxies are authorized to vote upon other matters as are properly brought before the meeting.

   Change of Address/Comments on Reverse Side    / /

        All as more particularly described in the Proxy Statement relating to such meeting, receipt of which is hereby acknowledged.

        Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


        ------------------------------------------------------------------------


        ------------------------------------------------------------------------
          SIGNATURE(S)                      DATE


--------------------------------------------------------------------------------

                           O FOLD AND DETACH HERE O

[ENRON CORP. LOGO]                                        THIS IS YOUR PROXY.
                                                        YOUR VOTE IS IMPORTANT.

               NEED ASSISTANCE IN ANY OF THE FOLLOWING AREAS:

o  DIVIDEND CHECKS - ADDRESS CHANGES - LEGAL TRANSFERS

o DIRECT DEPOSIT - HAVE YOUR ENRON CORP. QUARTERLY DIVIDENDS ELECTRONICALLY DEPOSITED INTO YOUR CHECKING OR SAVINGS ACCOUNT ON DIVIDEND PAYMENT DATE. (No more worries about late or lost dividend checks.)

o DIVIDEND REINVESTMENT - HAVE YOUR ENRON CORP. QUARTERLY DIVIDENDS REINVESTED IN THE PURCHASE OF ADDITIONAL SHARES OF ENRON CORP. COMMON STOCK WITH NO COMMISSION OR SERVICE CHARGE FOR THE PURCHASE OF THE SHARES FOR RECORD HOLDERS AND A FEE OF $15 PLUS 12 CENTS PER SHARE TO SELL SHARES. (There is no charge to have shares delivered to you in certificate form.)

o CONSOLIDATION OF ACCOUNTS - ELIMINATE MULTIPLE ACCOUNTS FOR ONE HOLDER AND CERTAIN DUPLICATE STOCKHOLDER MAILINGS GOING TO ONE ADDRESS. (Dividend checks, annual reports and proxy materials would continue to be mailed to each stockholder.)

          JUST CALL OUR TRANSFER AGENT'S TELEPHONE RESPONSE CENTER:
                       (800) 519-3111 OR (201) 324-1225
                                 OR WRITE TO:
                   FIRST CHICAGO TRUST COMPANY OF NEW YORK
                                P. O. BOX 2500
                          JERSEY CITY, NJ 07303-2500


                 FOR EARNINGS INFORMATION, CALL (800) 808-0363